As filed with the U.S. Securities and Exchange Commission on August 26, 2011

Investment Company Act File No. 811-22078

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

Registration Statement under the Investment Company Act of 1940	☒

Amendment No. 4

Master Trust

(Exact Name of Registrant Specified in Charter)

c/o UBS Global Asset Management (Americas) Inc.

1285 Avenue of the Americas

New York, New York 10019-6028

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (212) 882 5000

Mark F. Kemper, Esq. UBS Global Asset Management (Americas) Inc. 1285 Avenue of the Americas New York, New York 10019 6028 (Name and Address of Agent for Service)	With copies to: Jack W. Murphy, Esq. Dechert LLP 1775 I Street, N.W. Washington, D.C. 20006

Each of the following funds are series of Master Trust (“Trust”), a professionally managed open-end investment company.

Prime Master Fund
Treasury Master Fund
Tax-Free Master Fund

Explanatory Note

The Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Trust (“Interests”) are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Trust.  Such investors are referred to herein as “interestholders.”  This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any Interests in the Trust.

FOR FLORIDA INVESTORS

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT.  IF SALES ARE MADE TO FIVE (5) OR MORE INVESTORS IN FLORIDA, ANY FLORIDA INVESTOR MAY, AT HIS OPTION, VOID ANY PURCHASE HEREUNDER WITHIN A PERIOD OF THREE (3) DAYS AFTER HE (A) FIRST TENDERS OR PAYS TO THE FUND, AN AGENT OF THE FUND OR AN ESCROW AGENT THE CONSIDERATION REQUIRED HEREUNDER OR (B) DELIVERS HIS ACCOUNT APPLICATION, WHICHEVER OCCURS LATER.  TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE FUND WITHIN SUCH THREE (3) DAY PERIOD, STATING THAT HE IS VOIDING AND RESCINDING THE PURCHASE.  IF AN INVESTOR SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

FOR GEORGIA INVESTORS

THESE INTERESTS HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE “GEORGIA SECURITIES ACT OF 1973,” AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

FOR INVESTORS IN OTHER STATES

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  NEITHER THE FUND NOR THESE INTERESTS HAVE BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

The date of this Part A is August 28, 2011.

Fund Summaries

Prime Master Fund, Treasury Master Fund and Tax-Free Master Fund

Item 5.  Management

UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) serves as the investment advisor to each fund.

For important information about the purchase and redemption of fund Interests and tax information, please see the sections entitled, “Purchase and Redemption of Fund Interests” and “Tax Information” immediately below.

Item 6. Purchase and Redemption of Fund Interests

There is no minimum initial or subsequent investment requirement for the funds.  Interests in the funds are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).  Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the funds.  This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investor in a fund may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in good form is furnished by the investor to the fund.

Item 7.  Tax Information

Each fund expects to be treated as a partnership for federal income tax purposes.  As a result, each fund does not expect to pay any federal income or excise taxes, and, generally, investors in the fund should not recognize income or loss for federal income tax purposes when they invest in the fund or when they receive distributions or make withdrawals from the fund, unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the fund.

Item 8.  Financial Intermediary Compensation

Disclosure item not applicable.

Item 9.  Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Fund objective

Prime Master Fund

Maximum current income consistent with liquidity and the preservation of capital.

Treasury Master Fund

Maximum current income consistent with liquidity and the preservation of capital.

Tax-Free Master Fund

Maximum current income exempt from federal income tax consistent with liquidity and the preservation of capital.

Principal investment strategies

Prime Master Fund

Principal investments

Under normal circumstances, the fund seeks to achieve its objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers.  These may include:

•                  short-term obligations of the US government and its agencies and instrumentalities;

•                  repurchase agreements;

•                  obligations of issuers in the financial services group of industries; and

•                  commercial paper, other corporate obligations and asset-backed securities.

Money market instruments generally are short-term debt obligations and similar securities.  They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt.  The fund invests in foreign money market instruments only if they are denominated in US dollars.  The fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries.  The fund complies with industry regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

Management process

UBS Global AM acts as the investment advisor and administrator for the fund.  As investment advisor, UBS Global AM makes the fund’s investment decisions.  UBS Global AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

UBS Global AM considers safety of principal and liquidity in selecting securities for the fund and thus may not buy securities that pay the highest yield.

Treasury Master Fund

Principal investments

Under normal circumstances, the fund seeks to achieve its objective by investing at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in securities issued by the US Treasury and in related repurchase agreements.  However, under normal circumstances the fund expects to invest substantially all of its assets in securities issued by the US Treasury and in related repurchase agreements.  The fund may invest a significant percentage of its assets in repurchase agreements.  Repurchase agreements involve transactions in which the fund purchases securities issued by the US Treasury and simultaneously commits to resell them to the same counterparty at a future time and at a price reflecting a market rate of interest.  While income earned by the fund’s direct investments in securities issued by the US Treasury may qualify for favorable state and local income taxation, income related to repurchase agreements may not be so advantaged.  Investing in repurchase agreements may permit the fund quickly to take advantage of increases in short-term rates.  The fund complies with industry regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

Money market instruments generally are short-term debt obligations and similar securities.  They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt.

Management process

UBS Global AM acts as the investment advisor and administrator for the fund.  As investment advisor, UBS Global AM makes the fund’s investment decisions.  UBS Global AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

UBS Global AM considers safety of principal and liquidity in selecting securities for the fund and thus may not buy securities that pay the highest yield.

Tax-Free Master Fund

Principal investments

The fund seeks to achieve its objective by investing in a diversified portfolio of high quality, municipal money market instruments.

Under normal circumstances, the fund will invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in investments, the income from which is exempt from federal income tax.  Investments that are subject to the alternative minimum tax are not counted towards satisfying the 80% test in the foregoing sentence.  Under normal circumstances, the fund may invest only up to 20% of its net assets in municipal securities that pay interest that is an item of tax preference for purposes of the alternative minimum tax.

Money market instruments generally are short-term debt obligations and similar securities.  They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt.  The fund complies with industry regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

Management process

UBS Global AM acts as the investment advisor and administrator for the fund.  As investment advisor, UBS Global AM makes the fund’s investment decisions.  UBS Global AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

Principal risks

All investments carry a certain amount of risk, and a fund cannot guarantee that it will achieve its investment objective.  You may lose money by investing in a fund.  An investment in any of the funds is not a bank deposit and is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Money market instruments generally have a low risk of loss, but they are not risk-free.  The principal risks presented by an investment in the funds are described below.  As indicated below, not all of these risks apply to each fund. The fund(s) to which the main risks apply are noted below.  Other risks of investing in a fund, along with further details about some of the risks described below, are discussed in Part B of this Registration Statement.

Prime Master Fund, Treasury Master Fund, Tax-Free Master Fund

Credit risk.  Credit risk is the risk that the issuer of a money market instrument will not make principal or interest payments when they are due.  Even if an issuer does not default on a payment, a money market instrument’s value may decline if the market believes that the issuer has become less able, or less willing, to make payments on time.  Even the highest quality money market instruments are subject to some credit risk.  The credit quality of an issuer can change rapidly due to market developments and may affect a fund’s net asset value.

Interest rate risk.  The value of money market instruments generally can be expected to fall when short-term interest rates rise and to rise when short-term interest rates fall.  Interest rate risk is the risk that interest rates will rise, so that the value of a fund’s investments will fall.  Also, a fund’s yield will tend to lag behind changes in prevailing short-term interest rates.  This means that a fund’s income will tend to rise more slowly than increases in short-term interest rates.  Similarly, when short-term interest rates are falling, a fund’s income generally will tend to fall more slowly.

Liquidity risk.  The funds’ investments may become less liquid due to market developments or adverse investor perception.  When there is no willing buyer and investments cannot be readily sold at the desired time or price, the funds may have to accept a lower price or may not be able to sell an instrument at all.  The inability to sell an instrument could adversely affect a fund’s net asset value or prevent the fund from being able to take advantage of other investment opportunities.  This risk may increase during an unusually high volume of redemption requests by even a few large investors or unusual market conditions.

Management risk.  There is the risk that the investment strategies, techniques and risk analyses employed by the investment advisor may not produce the desired results. The investment advisor may be incorrect in its assessment of a particular security or assessment of market, interest rate or other trends, which can result in losses to a fund.

Prime Master Fund, Treasury Master Fund

US Government securities risk.  Credit risk is the risk that the issuer will not make principal or interest payments when they are due. There are different types of US government securities with different relative levels of credit risk depending on the nature of the particular government support for that security. US government securities may be supported by (1) the full faith and credit of the US; (2) the ability of the issuer to borrow from the US Treasury; (3) the credit of the issuing agency, instrumentality or government-sponsored entity; (4) pools of assets (e.g., mortgage-backed securities); or (5) the US in some other way. In some cases, there is even the risk of default. For example, for asset backed securities there is the risk those assets will decrease in value below the face value of the security. Similarly, for certain agency issued securities there is no guarantee the US government will support the agency if it is unable to meet its obligations. Further, the US government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate.

Prime Master Fund

Concentration risk. Prime Master Fund will invest a significant portion of its assets in securities issued by companies in the financial services group of industries, including US banking, non-US banking, broker-dealers, insurance companies, finance companies (e.g., automobile finance) and related asset-backed securities. As a result, Prime Master Fund’s performance will be significantly impacted, both positively and negatively, by developments in the financial services sector, and the fund will be more susceptible to such developments than other funds that do not concentrate their investments.

Financial services sector risk.  Investments of Prime Master Fund in the financial services sector may be particularly affected by economic cycles, business developments, interest rate changes and regulatory changes. For example, declining economic and business conditions can disproportionately impact companies in the financial services sector due to increased defaults on payments by borrowers. Interest rate increases can also adversely affect the financial services sector by increasing the cost of capital available for financial services companies. In addition, financial services companies are heavily regulated by governmental entities and, as a result, political and regulatory changes can affect the operations and financial results of such companies, potentially imposing additional costs and possibly restricting the businesses in which those companies may engage.

Foreign investing risk.  Prime Master Fund may invest in foreign money market instruments that are denominated in US dollars.  Foreign investing may involve risks relating to political, social and economic developments abroad to a greater extent than investing in the securities of US issuers.  In addition, there are differences between US and non-US regulatory requirements and market practices.

Tax-Free Master Fund

Municipal securities risk. Municipal securities are subject to interest rate, credit, illiquidity, market and political risks. The ability of a municipal issuer to make payments and the value of municipal securities can be affected by uncertainties in the municipal securities market, including litigation, the strength of the local or national economy, the issuer’s ability to raise revenues through tax or other means, and the bankruptcy of the issuer affecting the rights of municipal securities holders and budgetary constraints of local, state and federal governments upon which the issuer may be relying for funding. In particular, the municipal securities market can be significantly affected by political changes, including legislation or proposals at either the state or the federal level to eliminate or limit the tax-exempt status of municipal security interest or the tax exempt status of a money market fund’s dividends. Similarly, reductions in tax rates may make municipal securities less attractive in comparison to taxable securities. Legislatures also may fail to appropriate funds needed to pay municipal security obligations. These events can cause the value of the municipal securities held by the fund to fall and might adversely affect the tax-exempt status of the fund’s investments.  In addition, third-party credit quality or liquidity enhancements are frequently a characteristic of the structure of municipal securities purchased by money market funds. Problems encountered by such third-parties (such as issues negatively impacting a municipal security insurer or bank issuing a liquidity enhancement facility) may negatively impact a municipal security even though the related municipal issuer is not experiencing problems.

Additional risks

Political risk.  With respect to Tax-Free Master Fund, political or regulatory developments could adversely affect the tax-exempt status of interest paid on municipal securities or the tax-exempt status of a municipal money market fund’s dividends. In addition, changes to policies regarding the funding of municipalities by local, state or federal governments could adversely affect the value of such municipal securities held by the fund. These developments could also cause the value of a fund’s municipal money market instruments to fall.

Regulatory risk.  Each fund complies with industry regulations that apply to money market funds.  The US Securities and Exchange Commission (“SEC”) continues to review the regulation of money market funds and may propose further changes to the rules that govern a money market fund’s operations.  Legislative developments may also affect the funds. These changes and developments may affect the investment strategies, performance, yield and operating expenses of each fund.

Securities lending risk. Securities lending involves the lending of portfolio securities owned by a fund to qualified broker-dealers and financial institutions. When lending portfolio securities, a fund initially will require the borrower to provide the fund with collateral, most commonly cash, which the fund will invest. Although a fund invests this collateral in a conservative manner, it is possible that it could lose money from such an investment or fail to earn sufficient income from its investment to cover the fee or rebate that it has agreed to pay the borrower. Loans of securities also involve a risk that the borrower may fail to return the securities or deliver the proper amount of collateral, which may result in a loss to a fund. In addition, in the event of bankruptcy of the borrower, a fund could experience losses or delays in recovering the loaned securities. In some cases, these risks may be mitigated by an indemnification provided by the funds’ lending agent.

Structured security risk.  Prime Master Fund and Tax-Free Master Fund may purchase securities representing interests in underlying assets, but structured to provide certain advantages not inherent in those assets (e.g., enhanced liquidity and yields linked to short-term interest rates).  If those securities behaved in a way that UBS Global AM did not anticipate, or if the security structures encountered unexpected difficulties, either fund could suffer a loss.  Structured securities represent a significant portion of the short-term securities markets.

Additional information about the investment objectives

Each fund’s investment objective may not be changed without shareholder approval.

Additional information about investment strategies

Prime Master Fund seeks to achieve its investment objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers, which may include short-term obligations of the US government and its instrumentalities; repurchase agreements; obligations of issuers in the financial services group of industries; and commercial paper, other corporate obligations and asset-backed securities.

Prime Master Fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries. Prime Master Fund may, however, invest less than 25% of its total assets in this group of industries as a temporary defensive measure.

Treasury Master Fund seeks to achieve its investment objective by investing at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in securities issued by the US Treasury and in related repurchase agreements. While under normal circumstances Treasury Master Fund expects to invest substantially all of its assets in securities issued by the US Treasury and in related repurchase agreements, under unusual circumstances, the fund may invest a limited portion of its assets in other types of money market instruments, such as those in which Prime Master Fund might invest.

Tax-Free Master Fund seeks to achieve its investment objective by investing in a diversified portfolio of high quality, municipal money market investments. Under normal circumstances, Tax-Free Master Fund will invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in investments, the income from which is exempt from federal income tax.

Treasury Master Fund’s 80% policy is a “non-fundamental” policy. This means that this investment policy may be changed by the fund’s board without interestholder approval. However, Treasury Master Fund has also adopted a policy to provide its interestholders with at least 60 days’ prior written notice of any change to the 80% investment policy. Tax-Free Master Fund’s 80% policy is a “fundamental policy.” This means that the fund may not deviate from its 80% policy without the approval of its interestholders.

The funds comply with industry regulations that apply to money market funds, and are therefore subject to certain maturity, quality, diversification and liquidity requirements.  Each of the funds’ investment strategies are designed to comply with these requirements.  Each of the funds may invest in high quality, short-term, US dollar-denominated money market instruments paying a fixed, variable or floating interest rate.

UBS Global AM may use a number of professional money management techniques to respond to changing economic and money market conditions and to shifts in fiscal and monetary policy.  These techniques include varying each fund’s composition and weighted average maturity based upon UBS Global AM’s assessment of the relative values of various money market instruments and future interest rate patterns.  UBS Global AM also may buy or sell money market instruments to take advantage of yield differences.  During adverse market conditions or when UBS Global AM believes there is an insufficient supply of appropriate money market securities in which to invest, a fund may temporarily hold uninvested cash in lieu of such investments. During periods when such temporary or defensive positions are held, a fund may not be able to fully pursue its investment objective. Such positions may also subject a fund to additional risks, such as increased exposure to cash held at a custodian bank.

Each of the funds may invest to a limited extent in shares of similar money market funds.

Each of the funds may maintain a rating from one or more rating agencies that provide ratings on money market funds.  There can be no assurance that a fund will maintain any particular rating or maintain it with a particular rating agency. To maintain a rating, UBS Global AM may manage a fund more conservatively than if it were not rated.

Defensive positions for Tax-Free Master Fund.  During adverse market conditions or when UBS Global AM believes there is an insufficient supply of the municipal securities in which Tax-Free Master Fund primarily invests, the fund may temporarily invest in other types of municipal securities or may invest in money market instruments that pay taxable interest.  These instruments may not be consistent with achieving the fund’s investment objective during the periods that they are held and may entail additional risks (such as those to which Prime Master Fund is subject).

Item 10.  Management, Organization and Capital Structure.

Investment advisor

UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) acts as the investment advisor and administrator for the funds.  As investment advisor, UBS Global AM makes the funds’ investment decisions.  It buys and sells securities for the funds and conducts the research that leads to the purchase and sale decisions.

UBS Global AM is a Delaware corporation with offices at One North Wacker Drive, Chicago, IL 60606 and at 1285 Avenue of the Americas, New York, New York, 10019-6028.  UBS Global AM is an investment advisor registered with the SEC.  UBS Global AM is an indirect wholly owned subsidiary of UBS AG (“UBS”).  As of June 30, 2011, UBS Global AM had approximately $151.5 billion in assets under management.  UBS Global AM is a member of the UBS Global Asset Management Division, which had approximately $637.9 billion in assets under management worldwide as of June 30, 2011.  UBS is an internationally diversified organization with headquarters in Zurich and Basel, Switzerland and operations in many areas of the financial services group of industries.

Advisory and administration fees

UBS Global AM’s contract fee for the advisory and administration services it provides to each fund is based on the following fee schedule:

$0 – $30 billion	0.1000%
Above $30 billion up to $40 billion	0.0975%
Above $40 billion up to $50 billion	0.0950%
Above $50 billion up to $60 billion	0.0925%
Above $60 billion	0.0900%

In exchange for these fees, UBS Global AM has agreed to bear all of the funds’ expenses other than interest, taxes, extraordinary costs and the cost of securities purchased and sold by the funds, including any transaction costs.  Although UBS Global AM is not obligated to pay the fees and expenses of the funds’ independent trustees, it is contractually obligated to reduce its management fee in an amount equal to those fees and expenses.  UBS Global AM estimates that these fees and expenses will be less than 0.01% of each fund’s average daily net assets.

Prime Master Fund paid management fees to UBS Global AM for the fiscal year ended April 30, 2011 at the effective annual rate of 0.10% of the fund’s average daily net assets.  Treasury Master Fund paid management fees to UBS Global AM for the fiscal year ended April 30, 2011 at the effective annual rate of 0.10% of the fund’s average daily net assets (after fee waivers/reimbursements; waivers/reimbursements by advisor represented less than 0.005%).  Tax-Free Master Fund paid management fees to UBS Global AM for the fiscal year ended April 30, 2011 at the effective annual rate of 0.10% of the fund’s average daily net assets.

UBS Global AM may voluntarily waive fees from time to time.  For example, UBS Global AM may voluntarily undertake to waive fees in the event that fund yields drop below a certain level.  Once started, there is no guarantee that UBS Global AM would continue to voluntarily waive a portion of its fees.  Waivers may impact a fund’s performance.

A discussion regarding the basis for the approval by the Board of Trustees of the Trust (“Board”) of the Management Contract with UBS Global AM is available in the funds’ semi-annual report to interestholders for the period ended October 31, 2010.

Item 11.  Investor Information.

Pricing and valuation

The price of Interests is based on net asset value.  In determining net asset value, each fund normally values its securities at their amortized cost.  The amortized cost method uses a constant amortization to maturity of the difference between the cost of the instrument to a fund and the amount due at maturity.

The net asset value of each of Prime Master Fund and Treasury Master Fund is normally determined four times each business day as of the following times:

•                  9:00 a.m. (Eastern time);

•                  noon (Eastern time);

•                  2:30 p.m. (Eastern time);

•                  5:00 p.m. (Eastern time).

The net asset value of Tax-Free Master Fund is normally determined three times each business day as of the following times:

•                  9:00 a.m. (Eastern time);

•                  noon (Eastern time);

•                  2:00 p.m. (Eastern time).*

*	Applies to purchase orders for Tax-Free Master Fund. However, redemption orders for Tax-Free Master Fund must be received by noon (Eastern time) (as described below).

On any day that a fund determines to advance the time by which purchase or redemption orders must be received (as described below), the time for determination of the fund’s net asset value will be as of the same time the fund has determined to cease accepting purchase or redemption orders.  A fund will not price its Interests again on that business day even though it normally prices its Interests more frequently.

The funds’ board has delegated to a UBS Global AM valuation committee the responsibility for making fair value determinations with respect to a fund’s portfolio securities. The types of securities and other instruments for which such fair value pricing may be necessary include, but are not limited to: securities of an issuer that has entered into a restructuring; fixed-income securities that have gone into default and for which there is no current market value quotation; and securities or instruments that are restricted as to transfer or resale. The need to fair value a fund’s portfolio securities may also result from low trading volume in foreign markets or thinly traded securities or instruments. Various factors may be reviewed in order to make a good faith determination of a security’s or instrument’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the securities or instruments; and the evaluation of forces which influence the market in which the securities or instruments are purchased and sold.

Each fund’s portfolio holdings may also consist of shares of other investment companies in which the fund invests. The value of each such open-end investment company will generally be its net asset value at the time a fund’s shares are priced.  Each investment company generally values securities and other instruments in a manner as described in that investment company’s prospectus or similar documents.

The purchase and redemption of Interests

Interests in the funds are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).  Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the funds.  This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in the funds may be made without a sales load.  All investments are made at net asset value next determined after receipt of an order is received by a fund by the next designated cutoff time for each accredited investor.  The net asset value is determined according to the pricing schedule described above.

A fund may advance the time by which purchase or redemption orders must be received by the transfer agent on any day that the New York Stock Exchange (“NYSE”) closes early because trading has been halted for the day.  Prime Master Fund and Treasury Master Fund will advance the final time by which purchase or redemption orders must be received by the transfer agent to 3:00 p.m. (Eastern time) on those days that the Securities Industry and Financial Markets Association (“SIFMA”) has recommended that the bond markets close early.  Similarly, Tax-Free Master Fund will advance the final time by which purchase orders must be received by the transfer agent to noon (Eastern time) on those days that SIFMA has recommended that the bond markets close early.  (The normal deadline for redemptions for the Tax-Free Master Fund is noon (Eastern time).)  Appendix A at the end of the “Part B” section below lists the SIFMA US holiday recommendations schedule for the remainder of 2011 and for 2012.  These days most often occur on the afternoon of a business day prior to a national holiday.

Securities are valued at amortized cost, which the Board has determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940, as amended (the “Investment Company Act”).  This valuation method will continue to be used for a fund until such time as the Trustees determine that it does not constitute fair value for such purposes.  The amortized cost method uses a constant amortization to maturity of the difference between the cost of the instrument to a fund and the amount due at maturity.

There is no minimum initial or subsequent investment requirement for the funds.  However, since under normal circumstances the funds intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on their assets, investments must be made in federal funds (i.e., monies credited to the account of each fund’s custodian bank by a Federal Reserve Bank).

The funds reserve the right to cease accepting investments at any time or to reject any investment order.

An investor in the funds may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in good form is furnished by the investor to the funds.  A redemption order will not be in good form unless it is received by the fund’s transfer agent prior to the designated cutoff time for each accredited investor.  Orders that are not received in good form will not be executed at the net asset value next determined after receipt of the order.  Redemption orders for Tax-Free Master Fund must be received by noon (Eastern time).  The proceeds of a withdrawal usually will be paid by the funds in federal funds.  If a redemption order is received by 5:00 p.m. (Eastern time) (noon (Eastern time) in the case of Tax-Free Master Fund), the proceeds ordinarily will be transmitted in federal funds on the same day.

Subject to compliance with applicable regulations, the funds may pay the redemption price of Interests in the funds, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash).  The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Interests being redeemed.  If an interestholder received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

Each fund may suspend redemption privileges or postpone the date of payment beyond the same or next business day (1) for any period (a) during which the NYSE is closed other than customary weekend and holiday closings or (b) during which trading on the NYSE is restricted; (2) for any period during which an emergency exists as a result of which (a) disposal by the fund of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the fund fairly to determine the value of its net assets; (3) for such other periods as the SEC may by order permit for the protection of interestholders of the fund; or (4) to the extent otherwise permitted by applicable laws and regulations.  Prime Master Fund and Treasury Master Fund have agreed to guarantee the payment of redemption proceeds to certain of their interestholders that are SEC-registered money market funds within one business day of receipt of a redemption request, in order to enable such interestholders to satisfy certain liquidity requirements to which they are subject.  This guarantee will apply to a specified percentage of such interestholder’s investment (as agreed upon with the interestholder) that may not be less than 10%.

Frequent purchases and redemptions of Interests

Frequent purchases and redemptions of Interests could increase each fund’s transaction costs, such as market spreads and custodial fees, and may interfere with the efficient management of each fund’s portfolio, which could impact each fund’s performance.  However, money market funds are generally used by investors for short-term investments, often in place of bank checking or savings accounts or for cash management purposes.  Investors value the ability to add and withdraw their funds quickly, without restriction.  UBS Global Asset Management (US) Inc. (“UBS Global AM (US)”), the placement agent for the funds, anticipates that interestholders will purchase and sell Interests frequently because each fund is designed to offer investors a liquid cash option.  UBS Global AM (US) also believes that money market funds are not targets of abusive trading practices because money market funds typically do not fluctuate in value based on market prices.  For these reasons, the Board has not adopted policies and procedures, or imposed redemption fees or other restrictions such as minimum holding periods, to discourage excessive or short-term trading of Interests.

Other UBS funds that are managed by UBS Global AM that are not money market funds have approved policies and procedures designed to discourage and prevent abusive trading practices.  For more information about market timing policies and procedures for these funds, please see the funds’ prospectuses.

Tax considerations

Each fund expects to be treated as a partnership for federal income tax purposes.  As a result, no fund expects to pay any federal income or excise taxes, and, generally, investors in the funds should not recognize income or loss for federal income tax purposes when they invest in the funds or when they receive distributions or make withdrawals from the funds unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the applicable fund.  However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor’s distributive share from time to time of the applicable fund’s ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.

Each fund also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the fund for purposes of determining their compliance with the requirements applicable to such companies.

The foregoing tax discussion is only for an investor’s general information, and does not take account of the special rules applicable to investors subject to special tax rules (such as tax-exempt investors) or to a number of special circumstances.  Each investor should consult its own tax advisors based on that investor’s particular circumstances regarding the tax consequences of an investment in each fund, as well as any state, local or foreign tax consequences to that investor of investing in the fund.

Disclosure of portfolio holdings

Each fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  Each fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year is included in its semiannual and annual reports to interestholders and is filed with the SEC on Form N-CSR.  Each fund’s Forms N-Q and Forms N-CSR are available on the SEC’s Web site at http://www.sec.gov.  Each fund’s Forms N-Q and Forms N-CSR may also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the SEC’s Public Reference Room may be obtained by calling 1-202-551 8090.  Additionally, you may obtain copies of Forms N-Q and semiannual and annual reports to interestholders from the funds upon request by calling 1-800-647 1568.  The semiannual and annual reports for various feeder funds that invest in a fund will be posted at www.ubs.com/usmoneymarketfundsholdings.  The funds’ semi-annual and annual financial statements will form a core section of the feeder funds’ reports; however, because of restrictions related to how interests of the funds are offered, the funds’ semi-annual and annual reports themselves are not separately posted to a non-SEC public Web site.

Each fund will disclose on UBS Global AM’s Web site, within five business days after the end of each month: a complete schedule of portfolio holdings and information regarding the weighted average maturity of the fund.  This information will be posted on the UBS Web site at the following internet address: www.ubs.com/usmoneymarketfundsholdings.  In addition, each fund will file with the SEC on Form N-MFP, within five business days after the end of each month, more detailed portfolio holdings information. Each fund’s Forms N-MFP will be available on the SEC’s Web site, on a delayed basis; UBS Global AM’s Web site will also contain a link to these filings which will become publicly available two months after filing with the SEC.  A monthly update for the feeder funds showing additional portfolio characteristics, such as exposure to European banks and their affiliates broken down by country and related weighted average life or weighted average maturity information by such country holdings, will be disclosed on the UBS Web site referenced above within five business days after the end of each month.  Given the master-feeder structure, such information will effectively indicate the characteristics of the underlying funds (or master portfolios); however, given restrictions on how the funds are offered, a separate monthly report specifically for the funds will not also be posted to the Web site.

Additionally, an abbreviated portfolio holdings report for certain feeder funds investing in Prime Master Fund is available on a weekly basis. (The abbreviated weekly portfolio holdings report contains less information about each holding.)  Given the master-feeder structure, the weekly reports for such feeder funds of Prime Master Fund will effectively indicate the characteristics of the underlying Prime Master Fund; however, given restrictions on how the master funds are offered, a separate weekly report specifically for Prime Master Fund will not also be posted to the Web site.  This information will be posted on the UBS Web site at the following internet address: http://www.ubs.com/1/e/globalam/Americas/globalamus/globalamusinsti/insti_money_market_funds/insti_select_prime_funds.html.  Under normal circumstances, the abbreviated report will be as of the last business day in a week and is expected to be posted by the Thursday or Friday of the following week.  The weekly information will be posted to the Web site at least one day prior to other public dissemination.

The weekly portfolio holdings information postings will continue to remain available on the Web site, along with any more current weekly holdings information, at least until the date on which Prime Master Fund files its portfolio holdings information with the SEC on Forms N-Q or N-CSR for the period that included the date as of which the Web site information is current.  (For example, Prime Master Fund files its annual report for its most recent fiscal year ended April 30th with the SEC on Form N-CSR around the beginning of July.  Weekly portfolio holdings information for periods ended April 30th could be removed from the Web site once the annual report is filed, but not until then.)

The policies and procedures that govern disclosure of the funds’ portfolio holdings are described in Part B of this Registration Statement.

Item 12.  Distribution Arrangements.

The placement agent for the funds is UBS Global Asset Management (US) Inc., which receives no compensation from the funds for service as the funds’ placement agent.

PART B

Item 14.  Cover Page and Table of Contents.

This Part B sets forth information with respect to Prime Master Fund, Treasury Master Fund and Tax-Free Master Fund, each a diversified series of Master Trust (“Trust”).  The Trust is a professionally managed open-end investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”).

The date of this Part B is August 28, 2011.

Item 15.  Trust History.

The Trust was organized on June 12, 2007 as a statutory trust under the laws of Delaware and currently has three series, namely Prime Master Fund, Treasury Master Fund and Tax-Free Master Fund.  The Trust has the authority to establish an unlimited number of beneficial interests of each existing or future series, par value $0.001 per interest (each, an “Interest” and together, “Interests”).

Item 16.  Description of the Funds and Their Investments and Risks.

The funds and their investment policies

Each fund’s investment objective may not be changed without interestholder approval.  Except where noted, the investment policies of each fund may be changed by its board without interestholder approval.  As with other mutual funds, there is no assurance that a fund will achieve its investment objective.

Each fund invests in high quality money market instruments that have, or are deemed to have, remaining maturities of 13 months or less.  Money market instruments include short-term debt-obligations and similar securities.  They also include longer term securities that have variable interest rates or other special features that give them the financial characteristics of short-term debt.  Each fund maintains a dollar-weighted average portfolio maturity of 60 days or less; each fund maintains a dollar-weighted average life for its portfolio of 120 days or less.

The funds comply with industry regulations that apply to money market funds.  Each fund may purchase only those obligations that UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) determines, pursuant to procedures adopted by the board, present minimal credit risks and are “First Tier Securities” as defined in Rule 2a-7 under the Investment Company Act.  First Tier Securities include US government securities, repurchase agreements related to US government securities, and securities of other registered investment companies that are money market funds.  Other First Tier Securities are either (1) rated in the highest short-term rating category by at least two nationally recognized statistical rating organizations (“rating agencies”), (2) rated in the highest short-term rating category by a single rating agency if only that rating agency has assigned the obligation a short-term rating, (3) issued by an issuer that has received such a short-term rating with respect to a security that is comparable in priority and security, (4) subject to a guarantee rated in the highest short-term rating category or issued by a guarantor that has received the highest short-term rating for a comparable debt obligation or (5) unrated, but determined by UBS Global AM to be of comparable quality.

Prime Master Fund

The fund’s investment objective is to earn maximum current income consistent with liquidity and the preservation of capital.  The fund’s investments include (1) US and non-US government securities, (2) obligations of issuers in the financial services group of industries, (3) commercial paper and other short-term obligations of US and non-US corporations, partnerships, trusts and similar entities, (4) funding agreements and other insurance company obligations, (5) repurchase agreements, and (6) investment company securities.

The fund may invest in obligations (including certificates of deposit, bankers’ acceptances, time deposits and similar obligations) of US and non-US banks only if the institution has total assets at the time of purchase in excess of $1.5 billion.  The fund’s investments in non-negotiable time deposits of these institutions will be considered illiquid if they have maturities greater than seven calendar days.  The fund may invest up to 5% of its net assets in investments the income from which is exempt from federal income tax, such as tax-exempt commercial paper and short-term municipal notes, which are described further below.

The fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries. The fund may, however, invest less than 25% of its total assets in this group of industries as a temporary defensive measure.

The fund generally may invest no more than 5% of its total assets in the securities of a single issuer (other than US government securities), except that the fund may invest up to 25% of its total assets in First Tier Securities of a single issuer for a period of up to three business days.  The fund may purchase only US dollar denominated obligations of non-US issuers.

The fund will not acquire any illiquid security (as defined below) if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities. The fund also will comply with the daily and weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the fund’s yield.  The fund may purchase securities on a when-issued or delayed delivery basis.  The fund may lend its portfolio securities to qualified broker-dealers or institutional investors in an amount up to 33 1/3% of its total assets.  The fund may borrow from banks or through reverse repurchase agreements for temporary purposes, but not in excess of 33 1/3% of its total assets.  The costs associated with borrowing may reduce the fund’s net income.  See “The funds’ investments, related risks and limitations —Fundamental investment limitations” and “—Non-fundamental investment limitations” for more information regarding borrowing.  The fund may invest in the securities of other investment companies, including money market funds advised by UBS Global AM.

Treasury Master Fund

The fund’s investment objective is to earn maximum current income consistent with liquidity and the preservation of capital. Under normal circumstances, the fund invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in securities issued by the US Treasury and repurchase agreements relating to those instruments.  The fund may also invest in the securities of other investment companies that invest in these instruments.  The fund’s 80% policy, as described above, is a “non-fundamental” policy.  This means that this investment policy may be changed by the fund’s board without interestholder approval.  However, the fund has also adopted a policy to provide its interestholders with at least 60 days’ prior written notice of any change to the 80% investment policy.

The fund will not acquire any illiquid security (as defined below) if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities. The fund also will comply with the daily and weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the fund’s yield.  The fund may purchase securities on a when-issued or delayed delivery basis.  The fund may lend its portfolio securities to qualified broker-dealers or institutional investors in an amount up to 33

1/3% of its total assets.  The fund may borrow from banks or through reverse repurchase agreements for temporary purposes, but not in excess of 33 1/3% of its total assets.  The costs associated with borrowing may reduce the fund’s net income.  See “The funds’ investments, related risks and limitations — Fundamental investment limitations” and “—Non-fundamental investment limitations” for more information regarding borrowing.  The fund may invest in the securities of other investment companies, including money market funds advised by UBS Global AM.

Tax-Free Master Fund

The fund’s investment objective is to earn maximum current income exempt from federal income tax consistent with liquidity and the preservation of capital.  Under normal circumstances, the fund will invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in investments, the income from which is exempt from federal income tax.  Investments that are subject to the alternative minimum tax are not counted towards satisfying the 80% test in the foregoing sentence.  The fund invests primarily in money market instruments issued by states, municipalities, public authorities and other issuers, the interest on which is exempt from federal income tax (“municipal securities”).  The fund also may purchase participation interests in municipal securities.  Participation interests are pro rata interests in securities held by others.  The 80% policy adopted by the fund is a “fundamental” investment policy, and the fund may not deviate from its 80% policy without the approval of its interestholders.

Under normal market conditions, the fund intends to invest primarily in municipal securities that pay AMT exempt interest—that is, interest that is not an item of tax preference for purposes of the federal alternative minimum tax (“AMT”).  However, the fund may invest in securities that pay interest that is subject to the AMT.  Under normal circumstances, the fund may invest only up to 20% (plus the amount of any borrowing for investment purposes) of its net assets in municipal securities that pay interest that is an item of tax preference for purposes of the AMT.

The fund generally may invest no more than 5% of its total assets in the securities of a single issuer (other than US government securities), except that the fund may invest up to 25% of its total assets in First Tier Securities (defined above) of a single issuer for a period of up to three business days.

The fund will not acquire any illiquid security (as defined below) if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities. The fund also will comply with the weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the fund’s yield. The fund may purchase securities on a when-issued or delayed delivery basis.  The fund may lend its portfolio securities to qualified broker-dealers or institutional investors in an amount up to 33 1/3% of its total assets.  The fund may borrow from banks or through reverse repurchase agreements for temporary purposes, but not in excess of 10% of its total assets.  The costs associated with borrowing may reduce the fund’s net income.  See “The funds’ investments, related risks and limitations— Fundamental investment limitations” and “—Non-fundamental investment limitations” for more information regarding borrowing.  The fund may invest in the securities of other investment companies, including money market funds advised by UBS Global AM.

The funds’ investments, related risks and limitations

The following supplements the information contained in Part A of this Registration Statement concerning each fund’s investments, related risks and limitations.  Except as otherwise indicated, the funds have established no policy limitations on their ability to use the investments or techniques discussed in this Registration Statement.  New forms of money market instruments continue to be developed.  The funds may invest in these instruments to the extent consistent with their investment objectives.

Yields and credit ratings of money market instruments; First Tier Securities.  The yields on the money market instruments in which the funds invest are dependent on a variety of factors, including general money market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue.  The ratings assigned by rating agencies represent their opinions as to the quality of the obligations they undertake to rate.  Ratings, however, are general and are not absolute standards of quality.  Consequently, obligations with the same rating, maturity and interest rate may have different market prices.

Subsequent to its purchase, an issue may cease to be rated or its rating may be reduced.  If a security in a fund’s portfolio ceases to be a First Tier Security (as defined above) or UBS Global AM becomes aware that a security has received a rating below the second highest rating by any rating agency, UBS Global AM and, in certain cases, the fund’s board, will consider whether the fund should continue to hold the obligation.  A First Tier Security rated in the highest short-term category by three or more rating agencies at the time of purchase that subsequently receives a rating below the highest rating category from one of those rating agencies or a different rating agency may continue to be considered a First Tier Security.

US Government securities.  US government securities include direct obligations of the US Treasury (such as Treasury bills, notes or bonds) and obligations issued or guaranteed as to principal and interest (but not as to market value) by the US government, its agencies or its instrumentalities.  These US government securities may include mortgage-backed securities issued or guaranteed by government agencies or government-sponsored enterprises, that are not guaranteed or insured by the US government.  Other US government securities may be backed by the full faith and credit of the US government or supported primarily or solely by the creditworthiness of the government-related issuer or, in the case of mortgage-backed securities, by pools of assets.

Securities issued by agencies and instrumentalities of the US government that are supported by the full faith and credit of the United States, such as securities issued by the Federal Housing Administration and Ginnie Mae (formally known as Government National Mortgage Association or GNMA), present little credit risk. Other securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the issuer’s right to borrow from the US Treasury, subject to certain limitations, such as securities issued by Federal Home Loan Banks, and securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the credit of the issuing agencies are subject to a greater degree of credit risk. Freddie Mac (formally known as Federal Home Loan Mortgage Corporation or FHLMC) and Fannie Mae (formally known as Federal National Mortgage Association or FNMA) historically were agencies sponsored by the US government that were supported by the credit of the issuing agencies and not backed by the full faith and credit of the United States. However, on September 7, 2008, due to the value of Freddie Mac’s and Fannie Mae’s securities falling sharply and concerns that the firms did not have sufficient capital to offset losses resulting from the mortgage crisis, the Federal Housing Finance Agency placed Freddie Mac and Fannie Mae into conservatorship. The effect that this conservatorship will have on the entities and their guarantees is uncertain. Although the US government or its agencies provided financial support to such entities, no assurance can be given that they will always do so.

US government securities also include separately traded principal and interest components of securities issued or guaranteed by the US Treasury, which are traded independently under the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) program.  Under the STRIPS program, the principal and interest components are individually numbered and separately issued by the US Treasury.

Commercial paper and other short-term obligations.  Prime Master Fund may purchase commercial paper, which includes short-term obligations issued by corporations, partnerships, trusts or other entities to finance short-term credit needs.  Prime Master Fund also may purchase other types of non-convertible debt obligations subject to maturity constraints imposed by the US Securities and Exchange Commission (“SEC”). Descriptions of certain types of short-term obligations are provided below.

Asset-backed securities. Prime Master Fund may invest in securities that are comprised of financial assets that have been securitized through the use of trusts or special purpose corporations or other entities.  Such assets may include motor vehicle and other installment sales contracts, home equity loans, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements or other types of financial assets.  Payments or distributions of principal and interest may be guaranteed up to a certain amount and for a certain time period by a letter of credit or pool insurance policy issued by a financial institution unaffiliated with the issuer, or other credit enhancements may be present.  See “The funds’ investments, related risks and limitations — Credit and liquidity enhancements.”

Variable and floating rate securities and demand instruments. Prime Master Fund may purchase variable and floating rate securities with remaining maturities in excess of 13 months issued by US government agencies or instrumentalities or guaranteed by the US government.  The yields on these securities are adjusted in relation to changes in specific rates, such as the prime rate, and different securities may have different adjustment rates.   Certain of these obligations carry a demand feature that gives a fund the right to tender them back to a specified party, usually the issuer or a remarketing agent, prior to maturity.  A fund’s investments in variable and floating rate securities must comply with conditions established by the SEC under which they may be considered to have remaining maturities of 13 months or less.  Prime Master Fund will purchase variable and floating rate securities of non-US government issuers that have remaining maturities of more than 13 months only if the securities are subject to a demand feature exercisable within 13 months or less.  See “The funds’ investments, related risks and limitations — Credit and liquidity enhancements.”

Generally, a fund may exercise demand features (1) upon a default under the terms of the underlying security, (2) to maintain its portfolio in accordance with its investment objective and policies or applicable legal or regulatory requirements or (3) as needed to provide liquidity to the fund in order to meet redemption requests.  The ability of a bank or other financial institution to fulfill its obligations under a letter of credit, guarantee or other liquidity arrangement might be affected by possible financial difficulties of its borrowers, adverse interest rate or economic conditions, regulatory limitations or other factors.  The interest rate on floating rate or variable rate securities ordinarily is readjusted on the basis of the prime rate of the bank that originated the financing or some other index or published rate, such as the 90-day US Treasury bill rate, or is otherwise reset to reflect market rates of interest.  Generally, these interest rate adjustments cause the market value of floating rate and variable rate securities to fluctuate less than the market value of fixed rate securities.

Auction rate and remarketed preferred stock.  Prime Master Fund may purchase certain types of auction rate preferred stock (“ARPS”) and/or remarketed preferred stock (“RPS”) subject to a demand feature.  These purchases may include ARPS and RPS issued by closed-end investment companies.  ARPS or RPS may be deemed to meet the maturity and quality requirements of money market funds if they are structured to comply with conditions established by the SEC.  ARPS and RPS subject to a demand feature, despite their status as equity securities, are economically similar to variable rate debt securities subject to a demand feature.  Both ARPS and RPS allow the holder to sell the stock at a liquidation preference value at specified periods, provided that the auction or remarketing is successful.  If the auction or remarketing fails, then the holder of certain types of ARPS and RPS may exercise a demand feature and has the right to sell the ARPS or RPS to a third party guarantor or counterparty at a price that can reasonably be expected to approximate its amortized cost; other holders may suffer a partial or complete loss of liquidity.  The ability of a bank or other financial institution providing the demand feature to fulfill its obligations might be affected by possible financial difficulties of its borrowers, adverse interest rate or economic conditions, regulatory limitations or other factors.

The fund’s investment in ARPS and RPS issued by closed-end funds also is subject to limitations that generally prohibit the fund from investing more than 10% of its assets in securities of other investment companies that are not themselves money market funds.  See “The funds’ investments, related risks and limitations — Investments in other investment companies.”

Variable amount master demand notes.  Prime Master Fund may invest in variable amount master demand notes, which are unsecured redeemable obligations that permit investment of varying amounts at fluctuating interest rates under a direct agreement between the fund and an issuer.  The principal amount of these notes may be increased from time to time by the parties (subject to specified maximums) or decreased by the fund or the issuer.  These notes are payable on demand (subject to any applicable advance notice provisions) and may or may not be rated.

Funding agreements and guaranteed investment contracts.  Prime Master Fund may invest in funding agreements and guaranteed investment contracts issued by insurance companies which are obligations of the insurance company or one or more segregated asset accounts of the insurance company.  Funding agreements permit the investment of varying amounts under a direct agreement between the fund and an insurance company and may provide that the principal amount may be increased from time to time (subject to specified maximums) by agreement of the parties or decreased by either party.  The fund expects to invest primarily in funding agreements and guaranteed investment contracts with floating or variable rates.  Some funding agreements and guaranteed investment contracts are subject to demand features that permit the fund to tender its interest back to the issuer.  To the extent the fund invests in funding agreements and guaranteed investment contracts that either do not have demand features or have demand features that may be exercised more than seven days after the date of acquisition, these investments will be subject to the fund’s limitation on investments in illiquid securities.  See “The funds’ investments, related risks and limitations — Credit and liquidity enhancements” and — “Illiquid securities.”

Investments in financial services. To the extent the Prime Master Fund’s investments are concentrated in the financial services sector, the fund will have correspondingly greater exposure to the risk factors that are characteristic of such investments. In particular, investments in the financial services sector may be particularly affected by economic cycles, business developments, interest rate changes and regulatory changes. For example, declining economic and business conditions can disproportionately impact companies in the financial services sector due to increased defaults on payments by borrowers. Interest rate increases can also adversely affect the financial services sector by increasing the cost of capital available for financial services companies. In addition, financial services companies are heavily regulated by governmental entities and, as a result, political and regulatory changes can affect the operations and financial results of such companies, potentially imposing additional costs and possibly restricting the businesses in which those companies may engage.

Investing in non-US securities.  Investments by Prime Master Fund in US dollar-denominated securities of non-US issuers may involve risks that are different from investments in US issuers.  These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of non-US deposits, currency controls, interest limitations or other governmental restrictions that might affect the payment of principal or interest on the fund’s investments.  Additionally, there may be less publicly available information about non-US issuers because they may not be subject to the same regulatory requirements as domestic issuers.  The fund’s investments in securities issued by US finance subsidiaries of non-US banks may involve similar risks to the extent that a non-US bank is deemed to support its US finance subsidiary.  US finance subsidiaries of non-US banks may not be subject to regulation by US state or federal banking regulation.

Credit and liquidity enhancements.  Each fund may invest in securities that have credit or liquidity enhancements or may purchase these types of enhancements in the secondary market.  Such enhancements may be structured as demand features that permit the fund to sell the instrument at designated times and prices.  These credit and liquidity enhancements may be backed by letters of credit or other instruments provided by banks or other financial institutions whose credit standing affects the credit quality of the underlying obligation.  Changes in the credit quality of these financial institutions could cause losses to the fund and affect its share price.  The credit and liquidity enhancements may have conditions that limit the ability of the fund to use them when the fund wishes to do so.

Illiquid securities.  The term “illiquid securities” means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a fund has valued the securities and includes, among other things, repurchase agreements maturing in more than seven days and restricted securities other than those UBS Global AM has determined are liquid pursuant to guidelines established by a fund’s board.  A fund may not be able to readily liquidate its investments in illiquid securities and may have to sell other investments if necessary to raise cash to meet its obligations.  The lack of a liquid secondary market for illiquid securities may make it more difficult for a fund to assign a value to those securities for purposes of valuing its portfolio and calculating its net asset value.

Restricted securities are not registered under the Securities Act of 1933, as amended (“Securities Act”), and may be sold only in privately negotiated or other exempted transactions or after a registration statement under the Securities Act has become effective.  Where registration is required, a fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the fund may be permitted to sell a security under an effective registration statement.  If, during such a period, adverse market conditions were to develop, a fund might obtain a less favorable price than prevailed when it decided to sell.

Not all restricted securities are illiquid.  A large institutional market has developed for many US and non-US securities that are not registered under the Securities Act.  Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend either on an efficient institutional market in which such unregistered securities can be readily resold or on an issuer’s ability to honor a demand for repayment.  Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments.  Institutional markets for restricted securities also have developed as a result of Rule 144A under the Securities Act, which establishes a “safe harbor” from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers.  These markets include automated systems for the trading, clearance and settlement of unregistered securities of US and non-US issuers, such as the PORTAL System sponsored by the Financial Industry Regulatory Authority (previously, the National Association of Securities Dealers, Inc.).  An insufficient number of qualified institutional buyers interested in purchasing Rule 144A-eligible restricted securities held by a fund, however, could affect adversely the marketability of such portfolio securities, and the fund might be unable to dispose of them promptly or at favorable prices.

The board has delegated the function of making day-to-day determinations of liquidity to UBS Global AM pursuant to guidelines approved by the board.  UBS Global AM takes into account a number of factors in reaching liquidity decisions, which may include (1) the frequency of trades for the security, (2) the number of dealers that make quotes for the security, (3) the nature of the security and how trading is effected (e.g., the time needed to sell the security, how bids are solicited and the mechanics of transfer) and (4) the existence of demand features or similar liquidity enhancements.  UBS Global AM monitors the liquidity of restricted securities in each fund’s portfolio and reports periodically on such decisions to the board.

UBS Global AM also monitors each fund’s overall holdings of illiquid securities.  If a fund’s holdings of illiquid securities exceed its limitation on investments in illiquid securities for any reason (such as a particular security becoming illiquid, changes in the relative market values of portfolio securities or interestholder redemptions), UBS Global AM will consider what action would be in the best interests of the fund and its interestholders.  Such action may include engaging in an orderly disposition of securities to reduce the fund’s holdings of illiquid securities.  However, a fund is not required to dispose of illiquid securities under these circumstances.

Repurchase agreements.  Each fund may enter into repurchase agreements.  Repurchase agreements are transactions in which a fund purchases securities or other obligations from a bank or securities dealer (or its affiliate) and simultaneously commits to resell them to the counterparty at an agreed-upon date or upon demand and at a price reflecting a market rate of interest unrelated to any coupon rate or maturity of the purchased obligations.  Securities or other obligations subject to repurchase agreements may have maturities in excess of 13 months.  A fund maintains custody of the underlying obligations prior to their repurchase, either through its regular custodian or through a special tri-party custodian or sub-custodian that maintains separate accounts for both a fund and its counterparty.  Thus, the obligation of the counterparty to pay the repurchase price on the date agreed to or upon demand is, in effect, secured by such obligations.

Repurchase agreements carry certain risks not associated with direct investments in securities, including a possible decline in the market value of the underlying obligations.  If their value becomes less than the repurchase price, plus any agreed-upon additional amount, the counterparty must provide additional collateral so that the collateral is at least equal to the repurchase price plus any agreed-upon additional amount.  The difference between the total amount to be received upon repurchase of the obligations and the price that was paid by a fund upon acquisition is accrued as interest and included in its net investment income.  Repurchase agreements involving obligations other than US government securities (such as commercial paper, corporate bonds, mortgage loans and equity securities) may be subject to special risks and may not have the benefit of certain protections in the event of the counterparty’s insolvency.  If the seller or guarantor becomes insolvent, a fund may suffer delays, costs and possible losses in connection with the disposition of collateral.  Each fund intends to enter into repurchase agreements only in transactions with counterparties believed by UBS Global AM to present minimal credit risks.

Reverse repurchase agreements.  Reverse repurchase agreements involve the sale of securities held by a fund subject to its agreement to repurchase the securities at an agreed-upon date or upon demand and at a price reflecting a market rate of interest.  Reverse repurchase agreements are subject to the fund’s limitation on borrowings and may be entered into only with banks or securities dealers or their affiliates.

Reverse repurchase agreements involve the risk that the buyer of the securities sold by a fund might be unable to deliver them when the fund seeks to repurchase.  If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer or trustee or receiver may receive an extension of time to determine whether to enforce a fund’s obligation to repurchase the securities, and the fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.  See “The funds’ investments, related risks and limitations — Segregated accounts.”

Counterparty risk.  A fund may be exposed to the risk of financial failure or insolvency of another party.  To help lessen those risks UBS Global AM and/or its affiliates, subject to the supervision of the board, monitors and evaluates the creditworthiness of the parties with which a fund does business.

Operations risk.  Each fund is subject to the risk that it may not be able to complete a transaction in the manner or at the time desired because of difficulties with the settlement process or other functions related to the processing of securities transactions.

When-issued and delayed delivery securities.  Each fund may purchase securities on a “when-issued” basis or may purchase or sell securities for delayed delivery, i.e., for issuance or delivery to or by the fund later than the normal settlement date at a stated price and yield.  A fund generally would not pay for such securities or start earning interest on them until they are received.  However, when a fund undertakes a when-issued or delayed delivery obligation, it immediately assumes the risks of ownership, including the risks of price fluctuation.  Failure of the issuer to deliver a security purchased by a fund on a when-issued or delayed delivery basis may result in the fund’s incurring a loss or missing an opportunity to make an alternative investment.

A security purchased on a when-issued or delayed delivery basis is recorded as an asset on the commitment date and is subject to changes in market value, generally based upon changes in the level of interest rates.  Thus, fluctuation in the value of the security from the time of the commitment date will affect a fund’s net asset value.  A fund’s when-issued and delayed delivery purchase commitments could cause its net asset value per share to be more volatile.  A fund may sell the right to acquire the security prior to delivery if UBS Global AM deems it advantageous to do so, which may result in a gain or loss to the fund.  See “The funds’ investments, related risks and limitations — Segregated accounts.”

Investments in other investment companies.  Each fund may invest in securities of other investment companies subject to limitations imposed by the Investment Company Act.  Among other things, these limitations generally restrict a fund’s aggregate investments in other investment companies that are not themselves money market funds to no more than 10% of its total assets, subject to a number of exceptions under SEC rules. A fund’s investments in certain private investment vehicles are not subject to this restriction. The shares of other money market funds are subject to the management fees and/or other expenses of those funds. At the same time, a fund would continue to pay its own management fees and expenses with respect to all its investments, including shares of other money market funds.  A fund may invest in the securities of other money market funds when UBS Global AM believes that (1) the amounts to be invested are too small or are available too late in the day to be effectively invested in other money market instruments, (2) shares of other money market funds otherwise would provide a better return than direct investment in other money market instruments or (3) such investments would enhance the fund’s liquidity.  See also “The funds’ investments, related risks and limitations — Auction rate and remarketed preferred stock.”

Lending of portfolio securities.  Each fund is authorized to lend its portfolio securities to broker-dealers or institutional investors that UBS Global AM deems qualified.  Lending securities enables a fund to earn additional income, but could result in a loss or delay in recovering these securities.  The borrower of a fund’s portfolio securities must maintain acceptable collateral with the fund’s custodian (or a sub-custodian) in an amount, marked to market daily, at least equal to the market value of the securities loaned, plus accrued interest and dividends.  Acceptable collateral is limited to cash, US government securities and irrevocable letters of credit that meet certain guidelines established by UBS Global AM.  Each fund may reinvest any cash collateral in money market investments or other short-term liquid investments, including other investment companies.  A fund also may reinvest cash collateral in private investment vehicles similar to money market funds, including one managed by UBS Global AM.  In determining whether to lend securities to a particular broker-dealer or institutional investor, UBS Global AM will consider, and during the period of the loan will monitor, all relevant facts and circumstances, including the creditworthiness of the borrower.  Each fund will retain authority to terminate any of its loans at any time.  Each fund may pay reasonable fees in connection with a loan and may pay the borrower or placing broker a negotiated portion of the interest earned on the reinvestment of cash held as collateral.  Each fund will receive amounts equivalent to any interest, dividends or other distributions on the securities loaned.  Each fund will seek to retain record ownership of loaned securities to exercise beneficial rights, such as voting and subscription rights, when retaining such rights is considered to be in the fund’s interest.

State Street Bank and Trust Company has been approved to serve as lending agent and receives fees for such services.

Segregated accounts.  When a fund enters into certain transactions that involve obligations to make future payments to third parties, including the purchase of securities on a when-issued or delayed delivery basis or reverse repurchase agreements, it will maintain with an approved custodian in a segregated account (or designate on the books of its custodian) cash or liquid securities, marked to market daily, in an amount at least equal to its obligations under the commitment.

Types of municipal securities.  Tax-Free Master Fund may invest in a variety of municipal securities, as described below:

Municipal bonds.  Municipal bonds are debt obligations that are issued by states, municipalities, public authorities or other issuers and that pay interest that is exempt from federal income tax in the opinion of issuer’s counsel.  The two principal classifications of municipal bonds are “general obligation” and “revenue” bonds.  General obligation bonds are secured by the issuer’s pledge of its full faith, credit and taxing power for the payment of principal and interest.  Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as from the user of the facility being financed.  The term “municipal bonds” also includes “moral obligation” issues, which are normally issued by special purpose authorities.  In the case of such issues, an express or implied “moral obligation” of a related government unit is pledged to the payment of the debt service but is usually subject to annual budget appropriations.   Custodial receipts that represent an ownership interest in one or more municipal bonds also are considered to be municipal bonds.  Various types of municipal bonds are described in the following sections.

Municipal securities may be more susceptible to downgrade, default, and bankruptcy as a result of recent periods of economic stress. Factors contributing to the economic stress on municipalities may include: lower property tax collections as a result of lower home values, lower sales tax revenue as a result of reduced consumer spending, lower income tax revenue as a result of higher unemployment rates, and budgetary constraints of local, state and federal governments upon which the municipalities may be relying for funding. In addition, as certain municipal securities may be secured or guaranteed by banks and other institutions, the risk to a fund could increase due to stresses on the banking, insurance or other parts of the financial sector as a result of the economic environment, or due to downgrades or risks of downgrades to the credit ratings of the institutions issuing the guarantee.  Such a downward revision or risk of being downgraded may have an adverse effect on the market prices of the securities and thus the value of a fund’s investment. Further, an insolvent municipality may file for bankruptcy, which may significantly affect the value of the securities issued by the municipality and therefore the value of a fund’s investment.

Municipal securities are also subject to the risk that the perceived increase in the likelihood of default or downgrade among municipal issuers as a result of recent market conditions could result in increased illiquidity, volatility and credit risk.  In addition, certain municipal issuers may either be unable to issue bonds or to access the market to sell securities or, if able to access the market, may be forced to issue securities at much higher rates.  These events could result in decreased investment opportunities for a fund and lower investment performance.

Municipal lease obligations.  Municipal bonds include municipal lease obligations, such as leases, installment purchase contracts and conditional sales contracts and certificates of participation therein.  Municipal lease obligations are issued by state and local governments and authorities to purchase land or various types of equipment or facilities and may be subject to annual budget appropriations.  Tax-Free Master Fund generally invests in municipal lease obligations through certificates of participation.

Although municipal lease obligations do not constitute general obligations of the municipality for which the municipality’s taxing power is pledged, they ordinarily are backed by the municipality’s covenant to budget for, appropriate and make the payments due under the lease obligation.  The leases underlying certain municipal lease obligations, however, provide that lease payments are subject to partial or full abatement if, because of material damage or destruction of the leased property, there is substantial interference with the lessee’s use or occupancy of such property.  This “abatement risk” may be reduced by the existence of insurance covering the leased property, the maintenance by the lessee of reserve funds or the provision of credit enhancements such as letters of credit.

Certain municipal lease obligations contain “non-appropriation” clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis.  Some municipal lease obligations of this type are insured as to timely payment of principal and interest, even in the event of a failure by the municipality to appropriate sufficient funds to make payments under the lease.  However, in the case of an uninsured municipal lease obligation, a fund’s ability to recover under the lease in the event of a non-appropriation or default will be limited solely to the repossession of leased property without recourse to the general credit of the lessee, and disposition of the property in the event of foreclosure might prove difficult.

Industrial development bonds (“IDBs”) and private activity bonds (“PABs”).  IDBs and PABs are issued by or on behalf of public authorities to finance various privately operated facilities, such as airport or pollution control facilities.  These obligations are considered municipal bonds if the interest paid thereon is exempt from federal income tax in the opinion of the bond issuer’s counsel.  IDBs and PABs are in most cases revenue bonds and thus are not payable from the unrestricted revenues of the issuer.  The credit quality of IDBs and PABs is usually directly related to the credit standing of the user of the facilities being financed.  IDBs issued after August 15, 1986 generally are considered PABs, and to the extent a fund invests in PABs, interestholders generally will be required to treat a portion of their exempt-interest dividends from that fund as a “Tax Preference Item.”  See “Taxation of the Fund” below.  Tax-Free Master Fund may invest more than 25% of its assets in IDBs and PABs.

Participation interests.  Participation interests are interests in municipal bonds, including IDBs, PABs and floating and variable rate obligations, that are owned by financial institutions.  These interests carry a demand feature permitting the holder to tender them back to the financial institution, which demand feature generally is backed by an irrevocable letter of credit or guarantee of the financial institution.  The credit standing of such financial institution affects the credit quality of the participation interests.  A participation interest gives a fund an undivided interest in a municipal bond owned by a financial institution. The fund has the right to sell the instruments back to the financial institution.  As discussed above under “The funds’ investments, related risks and limitations—credit and liquidity enhancements,” to the extent that payment of an obligation is backed by a letter of credit, guarantee or liquidity support arrangement from a financial institution, that payment may be subject to the financial institution’s ability to satisfy that commitment.  UBS Global AM will monitor the pricing, quality and liquidity of the participation interests held by a fund, and the credit standing of financial institutions issuing letters of credit or guarantees supporting those participation interests on the basis of published financial information, reports of rating services and financial institution analytical services.

Put bonds.  A put bond is a municipal bond that gives the holder the unconditional right to sell the bond back to the issuer or a third party at a specified price and exercise date, which is typically well in advance of the bond’s maturity date.  The obligation to purchase the bond on the exercise date may be supported by a letter of credit or other credit support arrangement from a bank, insurance company or other financial institution, the credit standing of which affects the credit quality of the obligation.

If a fund holds a bond subject to a “one time only” put, the fund ordinarily will either sell the bond or put the bond, depending upon the more favorable price.  If a bond has a series of puts after the first put, it will be held as long as, in the judgment of UBS Global AM, it is in the fund’s best interest to do so.  There is no assurance that the issuer of a put bond acquired by a fund will be able to repurchase the bond on the exercise date, if the fund chooses to exercise its right to put the bond back to the issuer or to a third party.

Tender option bonds.  Tender option bonds are long-term municipal securities (or interests therein) sold by a bank, other financial institution or special purpose entity subject to a demand feature that gives the purchaser the right to sell them to the bank or other financial institution at par plus accrued interest at designated times (the “tender option”).  Tax-Free Master Fund may invest in such securities with tender options that may be exercisable at intervals ranging from daily to 397 days, and the interest rate on such securities is typically reset at the end of the applicable interval in an attempt to cause the bonds to have a market value that approximates their par value, plus accrued interest.  The tender option may not be exercisable in the event of a default on, or significant downgrading of, the underlying municipal securities, and may be subject to other conditions.  Therefore, a fund’s ability to exercise the tender option will be affected by the credit standing of both the bank or other financial institution involved and the issuer of the underlying securities or its insurer (if any).  If Tax-Free Master Fund invests in tender option bonds, the financial statements, financial highlights and other materials containing financial information of that fund will properly reflect these transactions, and the fund’s independent accountants will concur with the accounting treatment being applied to the fund’s transactions.

Tax-exempt commercial paper and short-term municipal notes.  Municipal bonds include tax-exempt commercial paper and short-term municipal notes, such as tax anticipation notes, bond anticipation notes, revenue anticipation notes and other forms of short-term securities.  Such notes are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements and other revenues.  Investments in municipal bonds may be subject to additional risks, such as the failure of the issuer to make payments because of political issues or adverse determinations as to taxability that may negatively impact value.

Mortgage subsidy bonds.  Tax-Free Master Fund also may purchase mortgage subsidy bonds with a remaining maturity of less than 13 months that are issued to subsidize mortgages on single family homes and “moral obligation” bonds with a remaining maturity of less than 13 months that are normally issued by special purpose public authorities.  In some cases the repayment of these bonds depends upon annual legislative appropriations; in other cases repayment is a legal obligation of the issuer, and if the issuer is unable to meet its obligations, repayment becomes a moral commitment of a related government unit (subject, however, to such appropriations).

Stand-by commitments.  Tax-Free Master Fund may acquire stand-by commitments under unusual market conditions to facilitate portfolio liquidity.  Pursuant to a stand-by commitment, a municipal bond dealer agrees to purchase the securities that are the subject of the commitment at an amount equal to (1) the acquisition cost (excluding any accrued interest paid on acquisition), less any amortized market premium and plus any accrued market or original issue discount, plus (2) all interest accrued on the securities since the last interest payment date or the date the securities were purchased, whichever is later.

A fund will enter into stand-by commitments only with those banks or other dealers that, in the opinion of UBS Global AM, present minimal credit risk.  A fund’s right to exercise stand-by commitments will be unconditional and unqualified. Stand-by commitments will not be transferable by a fund, although a fund may sell the underlying securities to a third party at any time.  A fund may pay for stand-by commitments either separately in cash or by paying a higher price for the securities that are acquired subject to such a commitment (thus reducing the yield to maturity otherwise available for the same securities).  The acquisition of a stand-by commitment will not ordinarily affect the valuation or maturity of the underlying municipal securities.  Stand-by commitments acquired by a fund will be valued at zero in determining net asset value.  Whether a fund paid directly or indirectly for a stand-by commitment, its cost will be treated as unrealized depreciation and will be amortized over the period the fund holds the commitment.

Temporary and defensive instruments.  When UBS Global AM believes that there is an insufficient supply of the type of municipal securities in which Tax-Free Master Fund primarily invests, or during other unusual market conditions, the fund may temporarily invest all or any portion of its net assets in other types of municipal securities.  In addition, when UBS Global AM believes that there is an insufficient supply of any type of municipal securities or that other circumstances warrant a defensive posture, Tax-Free Master Fund may hold cash and may invest all or any portion of its net assets in taxable money market instruments, including repurchase agreements.  To the extent a fund holds cash, such cash would not earn income and would reduce the fund’s yield.

Fundamental investment limitations

The following investment limitations, which apply to the funds, cannot be changed with respect to a fund without the affirmative vote of the lesser of (a) more than 50% of the outstanding Interests of the fund or (b) 67% or more of the Interests present at an interestholders’ meeting if more than 50% of the outstanding Interests are represented at the meeting in person or by proxy.  If a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from changing values of portfolio securities or amount of total assets will not be considered a violation of any of the following limitations.  With regard to the borrowings limitation in fundamental limitation (3), the fund will comply with the applicable restrictions of Section 18 of the Investment Company Act.

Each fund will not:

(1) Purchase securities of any one issuer if, as a result, more than 5% of the fund’s total assets would be invested in securities of that issuer or the fund would own or hold more than 10% of the outstanding voting securities of that issuer, except that up to 25% of the fund’s total assets may be invested without regard to this limitation, and except that this limitation does not apply to securities issued or guaranteed by the US government, its agencies and instrumentalities or to securities issued by other investment companies.

The following interpretation applies to, but is not a part of, this fundamental restriction: Mortgage- and asset-backed securities will not be considered to have been issued by the same issuer by reason of the securities having the same sponsor, and mortgage- and asset-backed securities issued by a finance or other special purpose subsidiary that are not guaranteed by the parent company will be considered to be issued by a separate issuer from the parent company.

With respect to Tax-Free Master Fund, the following interpretation applies to, but is not a part of, this fundamental restriction: Each state, territory and possession of the United States (including the District of Columbia and Puerto Rico), each political subdivision, agency, instrumentality and authority thereof, and each multi-state agency of which a state is a member is a separate “issuer.”  When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from the government creating the subdivision and the security is backed only by the assets and revenues of the subdivision, such subdivision would be deemed to be the sole issuer.  Similarly, in the case of an IDB or PAB, if that bond is backed only by the assets and revenues of the non-governmental user, then that nongovernmental user would be deemed to be the sole issuer.  However, if the creating government or another entity guarantees a security, then to the extent that the value of all securities issued or guaranteed by that government or entity and owned by the fund exceeds 10% of the fund’s total assets, the guarantee would be considered a separate security and would be treated as issued by that government or entity.

(2) Issue senior securities or borrow money, except as permitted under the Investment Company Act and then not in excess of 33 1/3% of the fund’s total assets (including the amount of the senior securities issued but reduced by any liabilities not constituting senior securities) at the time of the issuance or borrowing, except that the fund may borrow up to an additional 5% of its total assets (not including the amount borrowed) for temporary or emergency purposes.

(3) Make loans, except through loans of portfolio securities or through repurchase agreements, provided that for purposes of this restriction, the acquisition of bonds, debentures, other debt securities or instruments, or participations or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers’ acceptances or similar instruments will not be considered the making of a loan.

The following interpretation applies to, but is not a part of, this fundamental restriction: investments in master notes, funding agreements and similar instruments will not be considered to be the making of a loan.

(4) Engage in the business of underwriting securities of other issuers, except to the extent that the fund might be considered an underwriter under the federal securities laws in connection with its disposition of portfolio securities.

(5) Purchase or sell real estate, except that investments in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported by interests in real estate are not subject to this limitation, and except that the fund may exercise rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

(6) Purchase or sell physical commodities unless acquired as a result of owning securities or other instruments, but the fund may purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

Each fund, other than Prime Master Fund, will not:

(7) Purchase any security if, as a result of that purchase, 25% or more of the fund’s total assets would be invested in securities of issuers having their principal business activities in the same industry, except that this limitation does not apply to securities issued or guaranteed by the US government, its agencies or instrumentalities or to municipal securities or to certificates of deposit and bankers’ acceptances of domestic branches of US banks.

The following interpretations apply to, but are not a part of, this fundamental restriction: (a) US banking (including US finance subsidiaries of non-US banks) and non-US banking will be considered to be different industries; (b) asset-backed securities will be grouped in industries based upon their underlying assets and not treated as constituting a single, separate industry; (c) tax-exempt securities backed only by the assets and revenues of a non-government user will be considered to be subject to this industry concentration limitation; and (d) taxable municipal securities will not be considered municipal securities for purposes of this industry concentration limitation.

The Prime Master Fund will, under normal circumstances:

(8) Invest more than 25% of its total assets (measured at the time of purchase) in the financial services group of industries. The fund may not concentrate its investments in any other industry outside of financial services. That is, the fund may not invest more than 25% of its total assets (measured at the time of purchase) in securities of issuers whose principal business activities are in the same industry outside of financial services, except that this limit does not apply to (a) securities issued or guaranteed by the US government, (b) any of its agencies or instrumentalities and (c) repurchase agreements secured by such obligations.

The following interpretations apply to, but are not a part of, this fundamental restriction: the financial services group of industries is deemed to include industries within the financial services sector, including US banking, non-US banking, broker-dealers, insurance companies, finance companies (e.g., automobile finance), and related asset-backed securities. Asset-backed securities will be grouped in industries based upon their underlying assets and not treated as constituting a single, separate industry. UBS Global AM may analyze the characteristics of a particular issuer and security and assign an industry classification consistent with those characteristics in the event that either a third-party classification provider used by UBS Global AM or another fund service provider does not assign a classification or assigns a classification inconsistent with that believed appropriate by UBS Global AM based on its analysis of the economic characteristics of the issuer.

Under normal circumstances, Tax-Free Master Fund invests at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in investments the income from which is exempt from federal income tax.  This 80% investment policy may not be changed without the approval of the fund’s interestholders.

Non-fundamental investment limitations

The following investment restrictions, which apply to the funds, are non-fundamental and may be changed by the vote of the board without interestholder approval.  If a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from changing values of portfolio securities or amount of total assets will not be considered a violation of any of the following limitations.

Each fund will not:

(1) purchase securities on margin, except for short-term credit necessary for clearance of portfolio transactions, and except that the fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

(2) engage in short sales of securities or maintain a short position, except that the fund may (a) sell short “against the box” and (b) maintain short positions in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

(3) purchase portfolio securities while borrowings in excess of 5% of its total assets are outstanding.

Disclosure of portfolio holdings

Policies and procedures generally.  UBS Global AM and each fund’s board have adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the portfolio holdings of a fund.  UBS Global AM and each fund’s chief compliance officer also considered actual and potential material conflicts that could arise in such circumstances between the interests of fund interestholders, on the one hand, and those of a fund’s investment advisor, placement agent, or any affiliated person of a fund, its investment advisor, or its placement agent, on the other.  Each fund’s disclosure policy with respect to the release of portfolio holdings information is to release only such information consistent with applicable legal requirements and the fiduciary duties owed to interestholders.  Subject to the limited exceptions described below, each fund’s portfolio holdings will not be made available to anyone outside of UBS Global AM unless and until the information has been made available to all interestholders or the general public in a manner consistent with the spirit and terms of this policy.  A description of the type and frequency of portfolio holdings that are disclosed to the public also is contained in the funds’ Part A.

After giving due consideration to such matters and after the exercise of their fiduciary duties and reasonable business judgment, UBS Global AM and the funds’ board determined that each fund has a legitimate business purpose for disclosing portfolio holdings to certain persons/entities and that the policies and procedures are reasonably designed to ensure that disclosure of portfolio holdings and information about portfolio holdings is in the best interests of fund interestholders and appropriately address the potential for material conflicts of interest.

UBS Global AM’s procedures require that the UBS Global AM Legal and/or Compliance Departments address any material conflicts of interest regarding a disclosure of portfolio holdings and determine whether a disclosure of a fund’s portfolio holdings is for a legitimate business purpose and in the best interests of the fund’s interestholders prior to the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of each fund or the UBS Global AM Legal and/or Compliance Departments authorizing the disclosure of portfolio holdings.  The UBS Global AM Legal and/or Compliance Departments will periodically review how each fund’s portfolio holdings are being disclosed to and used by, if at all, service providers, UBS Global AM affiliates and certain fiduciaries, and broker-dealers to ensure that such disclosure and use is for legitimate fund business reasons and consistent with the best interests of the fund’s interestholders.

Board oversight.  Each fund’s board exercises continuing oversight of the disclosure of fund portfolio holdings by (i) overseeing the implementation and enforcement by the fund’s chief compliance officer of the portfolio holdings disclosure policies and procedures, and the fund’s policies and procedures regarding the misuse of inside information, (ii) considering reports and recommendations by the chief compliance officer concerning any material compliance matters (as defined in Rule 38a-1under the Investment Company Act (“Advisers Act”) and Rule 206(4)-7 under the Investment Advisers Act of 1940) that may arise in connection with any policies governing portfolio holdings, and (iii) considering whether to approve or ratify any amendment to any policies governing portfolio holdings.  UBS Global AM and each fund’s board reserve the right to amend a fund’s policies and procedures regarding the disclosure of portfolio holdings at any time and from time to time subject to the approval of each fund’s board.

Complete portfolio holdings — disclosure to service providers subject to confidentiality and trading restrictions.  UBS Global AM, for legitimate business purposes, may disclose a fund’s complete portfolio holdings at times it deems necessary and appropriate to rating and ranking organizations, financial printers, proxy voting service providers, pricing information vendors, third-parties that deliver analytical, statistical or consulting services, custodians or a redeeming party’s custodian or transfer agent as necessary in connection with redemptions in kind, and other third parties that provide services (collectively, “Service Providers”) to UBS Global AM and/or a fund.

Disclosure of complete portfolio holdings to a Service Provider is conditioned on the Service Provider being subject to a duty of confidentiality, including a duty not to trade on the basis of any material nonpublic information pursuant to the terms of the service agreement between the Service Provider and a fund or UBS Global AM, or the terms of the confidentiality agreement.  The frequency with which complete portfolio holdings may be disclosed to a Service Provider, and the length of lag, if any, between the date of information and the date on which the information is disclosed to the Service Provider, is determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to a fund and its interestholders, and the legitimate business purposes served by such disclosure.  Disclosure of complete portfolio holdings to a Service Provider must be authorized by a Trust officer or the General Counsel or an Associate General Counsel within the Legal and Compliance Departments of UBS Global AM.

Complete portfolio holdings — disclosure to UBS Global AM affiliates and certain fiduciaries subject to confidentiality and trading restrictions.  A fund’s complete portfolio holdings may be disclosed between and among the following persons (collectively, “Affiliates and Fiduciaries”), subject to authorization by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of a fund or by an attorney in the Legal and Compliance Departments of UBS Global AM, for legitimate business purposes within the scope of their official duties and responsibilities, subject to such persons’ continuing duty of confidentiality and duty not to trade on the basis of any material nonpublic information, as such duties are imposed under UBS Global AM’s code of ethics, a fund’s policies and procedures regarding the prevention of the misuse of inside information, by agreement or under applicable laws, rules and regulations: (i) persons who are subject to the code of ethics or the policies and procedures regarding the prevention of the misuse of inside information; (ii) an investment advisor, placement agent, administrator, transfer agent, custodian or securities lending agent to a fund; (iii) an accounting firm, an auditing firm or outside legal counsel retained by UBS Global AM or a fund; (iv) an investment advisor to whom complete portfolio holdings are disclosed for due diligence purposes when the advisor is in merger or acquisition talks with a fund’s current advisor; (v) a newly hired investment advisor or sub-advisor to whom complete portfolio holdings are disclosed prior to the time it commences its duties; and (vi) custodians and other third parties as necessary in connection with redemptions in kind of a fund’s Interests.

The frequency with which complete portfolio holdings may be disclosed between and among Affiliates and Fiduciaries, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed between and among the Affiliates and Fiduciaries, is determined by the UBS Global AM Legal and Compliance Departments based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed and the risk of harm to a fund and its interestholders and the legitimate business purposes served by such disclosure.

Complete and partial portfolio holdings — arrangements to disclose to Service Providers and Fiduciaries.  As of the date of this Registration Statement, the specific Service Providers and Affiliates and Fiduciaries with whom the funds have arrangements to provide portfolio holdings in advance of their release to the general public in the course of performing or to enable them to perform services for the funds are:

•                  State Street Bank and Trust Company, each fund’s custodian and securities lending agent, receives portfolio holdings information daily on a real-time basis in connection with the custodian, securities lending and valuation services it provides to the fund.

•                  Ernst & Young LLP, each fund’s independent registered public accounting firm, receives portfolio holdings information on an annual and semi-annual basis for reporting purposes.  There is a 30-day lag between the date of portfolio holdings information and the date on which the information is disclosed to Ernst & Young LLP for semi-annual reporting purposes.  Ernst & Young LLP also receives portfolio holdings information annually at year-end for audit purposes. In this case, there is no lag between the date of the portfolio holdings information and the date on which the information is disclosed to Ernst & Young LLP.

•                  Bloomberg L.P., which provides analytical services, receives portfolio holdings information on a quarterly basis with a 60-day lag.  The rating agencies of Morningstar and Lipper also receive portfolio holdings information on a quarterly basis so that each fund may be included in each rating agency’s industry reports and other materials.  There is a 60-day lag between the date of the portfolio holdings information and the date on which the information is disclosed to the rating agencies.

•                  A limited number of financial printers used by each fund to print and file its annual and semi-annual interestholder reports and other regulatory materials.  There is at least a three week lag between the date of the portfolio holdings information and the date on which the information is disclosed to the parties.

•                  RiskMetrics Group receives portfolio holdings information daily on a real-time basis in connection with proxy voting and class action claims processing services provided to the funds.

•                  The rating agency of Standard & Poor’s receives portfolio holdings information on a weekly basis so that a fund may be included in the rating agency’s industry reports and other materials.  There is a 7-day lag between the date of the portfolio holdings information and the date on which the information is disclosed to the rating agency.

•                  The rating agency of Moody’s Investors Service, Inc. (“Moody’s”) receives portfolio holdings information approximately 15 days after the end of each month so that a fund may be included in the rating agency’s industry reports and other materials. There is an approximately 15-day lag between the date of the portfolio holdings information and the date on which the information is disclosed to the rating agency. In addition, with respect to Prime Master Fund and Treasury Master Fund, Moody’s receives the following information daily, with a one-day lag: daily fund total net assets; prior day, prior week, prior month fund total net assets; overnight fund liquidity; weighted average maturity; and amortized cost fund net asset value.

Complete and partial portfolio holdings — disclosure to broker-dealers in the normal course of managing fund assets.  An investment advisor, administrator or custodian for a fund may, for legitimate business purposes within the scope of their official duties and responsibilities, disclose portfolio holdings (whether partial portfolio holdings or complete portfolio holdings) and other investment positions comprising a fund to one or more broker-dealers during the course of, or in connection with, normal day-to-day securities transactions with or through such broker-dealers subject to the broker-dealer’s legal obligation not to use or disclose material nonpublic information concerning a fund’s portfolio holdings, other investment positions or securities transactions without the consent of a fund or the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the fund, or an attorney in the UBS Global AM Legal and Compliance Departments.  A fund has not given its consent to any such use or disclosure and no person or agent of UBS Global AM is authorized to give such consent except as approved by a fund’s board.  In the event consent is given to disclose portfolio holdings to a broker-dealer, the frequency with which the portfolio holdings may be disclosed to a broker-dealer, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed to the broker-dealer, is to be determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, and the risk of harm to the fund, its interestholders, and the legitimate fund purposes served by such disclosure.

Complete and partial portfolio holdings — disclosure as required by applicable law.  Fund portfolio holdings and other investment positions comprising a fund may be disclosed to any person as required by applicable laws, rules and regulations.  Examples of such required disclosure include, but are not limited to, disclosure of fund portfolio holdings (i) in a filing or submission with the SEC or another regulatory body, (ii) in connection with seeking recovery on defaulted bonds in a federal bankruptcy case, (iii) in connection with a lawsuit or (iv) as required by court order, subpoena or similar process (e.g., arbitration proceedings).  The UBS Global AM Legal Department must authorize the disclosure of portfolio holdings information when required for a legal or regulatory purpose.  The UBS Global AM Legal Department may not be able to prevent or place restrictions on the disclosure of a fund’s portfolio holdings when compelled by law or regulation to provide such information, even if the UBS Global AM Legal Department determines that such disclosure may not be in the best interest of fund interestholders or that a material conflict of interest is present or appears to be present.  However, the UBS Global AM Legal Department will attempt to monitor the use of any fund portfolio holdings information disclosed as required by law or regulation.

Disclosure of non-material information.  Policies and procedures regarding non-material information permit UBS Global AM fund officers, UBS Global AM fund portfolio managers, and senior officers of UBS Global AM Fund Treasury, UBS Global AM Legal and Compliance Departments, and anyone employed by or associated with UBS Global AM who has been authorized by the UBS Global AM Legal and Compliance Departments’ representatives (collectively, “Approved Representatives”) to disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information, in connection with or relating to a fund or its portfolio holdings and/or other investment positions (collectively, “commentary and analysis”) or any changes in the portfolio holdings of a fund that occurred after the most recent calendar-quarter end (or in the case of a money market fund, after the most recent monthly public posting of portfolio holdings) (recent portfolio changes) to any person if such information does not constitute material nonpublic information and complies with the portfolio holdings disclosure policies and procedures described above.

An Approved Representative must make a good faith determination whether the information constitutes material nonpublic information, which involves an assessment of the particular facts and circumstances.  UBS Global AM believes that in most cases recent portfolio changes that involve a few or even several securities in a diversified portfolio or commentary and analysis would be immaterial and would not convey any advantage to a recipient in making an investment decision concerning a fund.  Nonexclusive examples of commentary and analysis about a fund include (i) the allocation of the fund’s portfolio holdings and other investment positions among various asset classes, sectors, industries and countries, (ii) the characteristics of the fund’s portfolio holdings and other investment positions, (iii) the attribution of fund returns by asset class, sector, industry and country, and (iv) the volatility characteristics of the fund. An Approved Representative may in its sole discretion determine whether to deny any request for information made by any person, and may do so for any reason or no reason.

“Approved Representatives” include persons employed by or associated with UBS Global AM who have been authorized by the Legal and Compliance Departments of UBS Global AM to disclose recent portfolio changes and/or commentary and analysis in accordance with the applicable policies and procedures.

Prohibitions on disclosure of portfolio holdings.  No person is authorized to disclose fund portfolio holdings or other investment positions (whether online at http://www.ubs.com, in writing, by fax, by e-mail, orally or by other means) except in accordance with the applicable policies and procedures.  In addition, no person is authorized to make disclosure pursuant to these policies and procedures if such disclosure is otherwise unlawful under the antifraud provisions of the federal securities laws (as defined in Rule 38a-1 under the Investment Company Act). Furthermore, UBS Global AM, in its sole discretion, may determine not to disclose portfolio holdings or other investment positions comprising a fund to any person who could otherwise be eligible to receive such information under the applicable policies and procedures, or may determine to make such disclosures publicly as provided by the policies and procedures.

Prohibitions on receipt of compensation or other consideration. The portfolio holdings disclosure policies and procedures prohibit a fund, its investment advisor and any other person to pay or receive any compensation or other consideration of any type for the purpose of obtaining disclosure of fund portfolio holdings or other investment positions.  “Consideration” includes any agreement to maintain assets in a fund or in other investment companies or accounts managed by the investment advisor or by any affiliated person of the investment advisor.

Item 17.  Management of the Funds.

Trustees and officers

The Trust is governed by a board of trustees, which oversees the funds’ operations and which is authorized to establish additional series.  The tables below show, for each trustee (sometimes referred to as “board member”) and officer, his or her name, address and age, the position held with the Trust, the length of time served as a trustee or officer of the Trust, the trustee’s or officer’s principal occupations during the last five years, the number of portfolios in the UBS fund complex overseen by the trustee or for which a person served as an officer, and other directorships held by such trustee.

Interested Trustees

Term of
		office† and		Number of
	Position(s)	length of	Principal	portfolios in fund	Other
	held with	time	occupation(s)	complex overseen	directorships
Name, address, and age	Trust	served	during past 5 years	by trustee	held by trustee
Meyer Feldberg††; 69 Morgan Stanley 1585 Broadway 36th Floor New York, NY 10036	Trustee	Since 2007

Professor Feldberg is Dean Emeritus and Professor of Leadership and Ethics at Columbia Business School, although on an extended leave of absence. He is also a senior advisor to Morgan Stanley (financial services) (since March 2005). Professor Feldberg also serves as president of New York City Global Partners (an organization located in the Office of the Mayor of the City of New York that promotes interaction with other cities around the world) (since May 2007). Prior to July 2004, he was Dean and Professor of Management of the Graduate School of Business at Columbia University (since 1989).

Professor Feldberg is a director or trustee of 27 investment companies (consisting of 59 portfolios) for which UBS Global AM serves as investment advisor or manager.

Professor Feldberg is also a director of Primedia Inc. (publishing), Macy’s Inc. (operator of department stores), Revlon, Inc. (cosmetics) and SAPPI, Ltd. (producer of paper) and the New York City Ballet.

Barry M. Mandinach†††; 55 UBS Global Asset Management (US) Inc. 1285 Avenue of the Americas New York, NY 10019	Trustee	Since July 2010

Mr. Mandinach is a managing director of UBS Global Asset Management (US) Inc. and UBS Global AM (collectively, “UBS Global AM—Americas region”). He has been with UBS Global AM—Americas region or its predecessors since 2001. He is the Head of Institutional & Wholesale Business (US) (since 2009) as well as Chief Marketing Officer (US) (since 2006).

				Mr. Mandinach is a director or trustee of 13 investment companies (consisting of 45 portfolios) for which UBS Global AM serves as investment advisor or manager.	None

Independent Trustees

Term of
		office† and		Number of
	Position(s)	length of	Principal	portfolios in fund	Other
	held with	time	occupation(s)	complex overseen	directorships
Name, address, and age	Trust	served	during past 5 years	by trustee	held by trustee
Richard Q. Armstrong; 76 c/o Keith A. Weller, Assistant Fund Secretary UBS Global Asset Management (Americas) Inc., 1285 Avenue of the Americas, 12th Floor, New York, NY 10019	Trustee and Chairman of the Board of Trustees	Since 2007

Mr. Armstrong is chairman and principal of R.Q.A. Enterprises (management consulting firm) (since April 1991 and principal occupation since March 1995). Mr. Armstrong was president or chairman of a number of packaged goods companies (responsible for such brands as Canada Dry, Dr. Pepper, Adirondack Beverages and Moët Hennessey) (from 1982 until 1995).

				Mr. Armstrong is a director or trustee of 13 investment companies (consisting of 45 portfolios) for which UBS Global AM serves as investment advisor or manager.	None

Alan S. Bernikow; 70 207 Benedict Ave. Staten Island, NY 10314	Trustee	Since 2007

Mr. Bernikow is retired. He was a consultant on non-management matters for the firm of Deloitte & Touche (international accounting and consulting firm) (from June 2003 until 2007). Previously, he was Deputy Chief Executive Officer at Deloitte & Touche

Mr. Bernikow is a director or trustee of 13 investment companies (consisting of 45 portfolios) for which UBS Global AM serves as investment advisor or manager.

Mr. Bernikow is also a director of Revlon, Inc. (cosmetics) (and serves as the chair of its audit committee and as the chair of its compensation committee), a director of Mack-Cali Realty Corporation (real estate investment trust) (and serves as the chair of its audit committee) and a director of the Casual Male Retail Group, Inc. (menswear) (and serves as a member of its audit committee and as a member of its nominating and corporate governance committee). He is also a director of Premier American Bank, N.A.

Richard R. Burt; 64 McLarty Associates 900 17th Street, N.W. Washington, D.C. 20006	Trustee	Since 2007

Mr. Burt is a managing director of McLarty Associates (a consulting firm) with which he has been employed since April 2007. He was chairman of IEP Advisors (international investments and consulting firm) until February 2009. Prior to April 2007, he was chairman of Diligence Inc. (international information and risk management firm).

				Mr. Burt is a director or trustee of 13 investment companies (consisting of 45 portfolios) for which UBS Global AM serves as investment advisor or manager.	Mr. Burt is also a director of The Central Europe & Russia Fund, Inc., The European Equity Fund, Inc., and The New Germany Fund, Inc.

Bernard H. Garil; 71 6754 Casa Grande Way Delray Beach, FL 33446	Trustee	Since 2007

Mr. Garil is retired (since 2001). He was a managing director at PIMCO Advisory Services (from 1999 to 2001) where he served as president of closed-end funds and vice-president of the variable insurance product funds advised by OpCap Advisors (until 2001).

Mr. Garil is a director or trustee of 13 investment companies (consisting of 45 portfolios) for which UBS Global AM serves as investment advisor or manager.

Mr. Garil is also a director of the OFI Trust Company (commercial trust company), the Leukemia and Lymphoma Society (voluntary health organization) and a trustee for the Brooklyn College Foundation, Inc. (charitable foundation).

Term of
		office† and		Number of
	Position(s)	length of	Principal	portfolios in fund	Other
	held with	time	occupation(s)	complex overseen	directorships
Name, address, and age	Trust	served	during past 5 years	by trustee	held by trustee
Heather R. Higgins; 51 255 E. 49th St., Suite 23D New York, NY 10017	Trustee	Since 2007

Ms. Higgins is the president and director of The Randolph Foundation (charitable foundation) (since 1991). Ms. Higgins also serves (or had served) on the boards of several non-profit charitable groups, including the Independent Women’s Forum (chairman) (until term-limited) and the Philanthropy Roundtable (vice chairman). She also serves on the board of the Hoover Institution (from 2001 to 2007 and since January 2009).

				Ms. Higgins is a director or trustee of 13 investment companies (consisting of 45 portfolios) for which UBS Global AM serves as investment advisor or manager.	None

†	Each trustee holds office for an indefinite term.

††

Professor Feldberg is deemed an “interested person” of the Trust as defined in the Investment Company Act because he is a senior advisor to Morgan Stanley, a financial services firm with which the Trust may conduct transactions.

†††	Mr. Mandinach is deemed an “interested person” of the Trust as defined in the Investment Company Act because of his employment by UBS Global AM—Americas region.

Officers

Term of
	Position(s)	office† and
	held with the	length of
Name, address, and age	Trust	time served	Principal occupation(s) during past 5 years
Joseph Allessie*; 46	Vice President and Assistant Secretary	Since 2007

Mr. Allessie is an executive director (since 2007) (prior to which he was a director) and deputy general counsel (since 2005) at UBS Global AM—Americas region. Mr. Allessie is a vice president and assistant secretary of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Rose Ann Bubloski*; 43	Vice President and Treasurer	Since May 2011

Ms. Bubloski is an associate director (2003 to August 2007 and March 2008 to present) and senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region. From 2004 through August 2007 she was a vice president and assistant treasurer of certain UBS funds. From August 2007 to February 2008 she was vice president at Cohen & Steers Capital Management, Inc. (investment manager). She is vice president and assistant treasurer of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM serves as investment advisor or manager.

Mark E. Carver*; 47	President	Since May 2010

Mr. Carver is a managing director and Head of Product Development and Management—Americas for UBS Global AM—Americas region (since 2008). In this role, he oversees product development and management for both wholesale and institutional businesses. He is a member of the Americas Management Committee (since 2008) and the Regional Operating Committee (since 2008). Prior to 2008, Mr. Carver held a number of product-related or sales responsibilities with respect to funds, advisory programs and separately managed accounts. Mr. Carver joined a predecessor of an affiliated firm in 1985 and has been with UBS Global AM—Americas region (or its affiliates) since 1996. Mr. Carver is president of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM serves as investment advisor or manager.

Thomas Disbrow*; 45	Vice President and Treasurer	Since 2007

Mr. Disbrow is a managing director (since March 2011) (prior to which he was an executive director) (since 2007) and head of the North American Fund Treasury department (since March 2011) of UBS Global AM—Americas region. Mr. Disbrow is a vice president and treasurer and/or principal accounting officer of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Michael J. Flook*; 46	Vice President and Assistant Treasurer	Since 2007

Mr. Flook is a director (since 2010) (prior to which he was an associate director) (since 2006) and a senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region. Mr. Flook is a vice president and assistant treasurer of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Elbridge T. Gerry III*; 54	Vice President	Since 2007

Mr. Gerry is a managing director—municipal fixed income of UBS Global AM—Americas region (since 2001). Mr. Gerry is a vice president of six investment companies (consisting of 22 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Erin Houston*, 34	Vice President	Since 2009

Ms. Houston is an associate director (since 2009) and portfolio manager (since 2009) of UBS Global AM— Americas region. Prior to joining UBS Global AM—Americas Region, Ms. Houston was with Western Investors (from 2005 to 2009) and Citigroup Asset Management (since 2005). Ms. Houston is a vice president of five investment companies (consisting of 21 portfolios) for which UBS Global AM— Americas region serves as investment advisor or manager.

Mark F. Kemper**; 53	Vice President and Secretary	Since 2007

Mr. Kemper is a managing director (since 2006) and head of the legal department of UBS Global AM—Americas region (since 2004). He has been secretary of UBS Global AM—Americas region since 2004, secretary of UBS Global Asset Management Trust Company since 1993 and secretary of UBS AM Holdings (USA) Inc. since 2001. Mr. Kemper is vice president and secretary of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Term of
	Position(s)	office† and
	held with the	length of
Name, address, and age	Trust	time served	Principal occupation(s) during past 5 years
Joanne M. Kilkeary*; 43	Vice President and Assistant Treasurer	Since 2007

Ms. Kilkeary is a director (since 2008) (prior to which she was an associate director) (since 2000) and a senior manager (since 2004) of the US mutual fund treasury administration department of UBS Global AM—Americas region. Ms. Kilkeary is a vice president and assistant treasurer of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Tammie Lee*; 40	Vice President and Assistant Secretary	Since 2007

Ms. Lee is an executive director (since 2010) (prior to which she was a director) (since 2005) and associate general counsel of UBS Global AM—Americas region (since 2005). Ms. Lee is a vice president and assistant secretary of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Joseph McGill*; 49	Vice President and Chief Compliance Officer	Since 2007

Mr. McGill is a managing director (since 2006) and chief compliance officer (since 2003) of UBS Global AM—Americas region. Mr. McGill is a vice president and chief compliance officer of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Ryan Nugent*; 33	Vice President	Since 2007

Mr. Nugent is a director (since March 2010) (prior to which he was an associate director) (since 2004) and portfolio manager (since 2005) of UBS Global AM—Americas region. Prior to that he was an assistant portfolio manager to the tax free money market funds since February 2002. Mr. Nugent is a vice president of five investment companies (consisting of 21 portfolios) for which UBS Global AM— Americas region serves as investment advisor or manager.

Nancy D. Osborn*; 45	Vice President and Assistant Treasurer	Since 2007

Mrs. Osborn is a director (since March 2010) (prior to which she was an associate director) and a senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region (since 2006). Prior to joining UBS Global AM—Americas region, she was an Assistant Vice President with Brown Brothers Harriman since April 1996. Mrs. Osborn is a vice president and assistant treasurer of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Robert Sabatino**; 37	Vice President	Since 2007

Mr. Sabatino is a managing director (since March 2010) (prior to which he was an executive director) (since 2007), head of US taxable money markets (since 2008) and portfolio manager of UBS Global AM—Americas region in the short duration fixed income group (since 2000). Mr. Sabatino is a vice president of six investment companies (consisting of 37 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Term of
	Position(s)	office† and
	held with the	length of
Name, address, and age	Trust	time served	Principal occupation(s) during past 5 years
Eric Sanders*; 45	Vice President and Assistant Secretary	Since 2007

Mr. Sanders is a director and associate general counsel of UBS Global AM—Americas region (since 2005). Mr. Sanders is a vice president and assistant secretary of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Andrew Shoup*; 55	Vice President and Chief Operating Officer	Since 2007

Mr. Shoup is a managing director and global head of the fund treasury administration department of UBS Global AM—Americas region (since 2006). Mr. Shoup is also a director of UBS (IRL) Fund p.l.c. (since 2008). Prior to joining UBS Global AM—Americas region, he was chief administrative officer for the Legg Mason Partners Funds (formerly Smith Barney, Salomon Brothers, and CitiFunds mutual funds) from November 2003 to July 2006. Additionally, he has worked for another mutual fund complex as well as spending eleven years in public accounting. Mr. Shoup is a vice president and chief operating officer of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Keith A. Weller*; 50	Vice President and Assistant Secretary	Since 2007

Mr. Weller is an executive director and senior associate general counsel of UBS Global AM—Americas region (since 2005) and has been an attorney with affiliated entities since 1995. Mr. Weller is a vice president and assistant secretary of 17 investment companies (consisting of 100 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

†	Officers of the Trust are appointed by the trustees and serve at the pleasure of the board.

*	This person’s business address is 1285 Avenue of the Americas, New York, New York 10019-6028.

**	This person’s business address is One North Wacker Drive, Chicago, Illinois 60606.

Information about trustee ownership of funds’ Interests

	Dollar range of	Dollar range of	Dollar range of	Aggregate dollar range of equity securities in
	Interests	Interests	Interests	all registered investment companies overseen by trustee
Trustee	in Prime Master Fund†	in Treasury Master Fund†	in Tax-Free Master Fund†	for which UBS Global AM or an affiliate serves as investment advisor or manager†

Interested trustees
Meyer Feldberg	0	0	0	Over $100,000
Barry M. Mandinach	0	0	0	Over $100,000

Independent trustees

Richard Q. Armstrong	0	0	0	Over $100,000
Alan S. Bernikow	0	0	0	Over $100,000
Richard R. Burt	0	0	0	Over $100,000
Bernard H. Garil	0	0	0	Over $100,000
Heather R. Higgins	0	0	0	Over $100,000

†                  Unless otherwise noted, information regarding ownership is as of December 31, 2010.

Leadership structure and qualifications of board of trustees

The board is responsible for oversight of the funds. The board is currently composed of seven trustees, five of whom are not “interested persons” of the funds as that term is defined by the Investment Company Act (“Independent Trustees”). One of the two remaining trustees is independent of UBS Global AM but is an “interested person” of the funds within the meaning of the Investment Company Act because he is employed by a registered broker-dealer that may execute transactions with the funds from time to time. The other trustee is an “interested person” of the funds within the meaning of the Investment Company Act because of his employment by UBS Global AM—Americas region. The board members have selected an Independent Trustee to act as chairman of the board. The chairman of the board’s role is to preside at all meetings of the board and generally to act as a liaison with service providers, officers, attorneys and other trustees between meetings. The chairman may also perform such other functions as may be delegated by the board from time to time. The board has established an Audit Committee and a Nominating and Corporate Governance Committee to assist the board in the oversight and direction of the business and affairs of the funds, and from time to time may establish ad hoc committees, informal working groups or designate one or more members to review and address the policies and practices of the funds or to liaise with the funds’ Chief Compliance Officer or service providers, including staff of UBS Global AM, with respect to certain specified matters. The board meets in-person at regularly scheduled meetings five times throughout the year. In addition, the trustees may meet in-person or by telephone at special meetings or on an informal basis at other times. Each committee meets as appropriate to conduct the oversight functions delegated to the committee by the board and reports its findings to the board. The board and Audit Committee conduct annual assessments of their oversight function and structure. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibilities. The trustees have determined that the board’s leadership and committee structure is appropriate because it allows the board to exercise informed and independent judgment over the matters under its purview and to allocate areas of responsibility among committees of Independent Trustees and the full board in a manner that enhances the full board’s oversight.

The funds have engaged UBS Global AM to manage each fund on a day-to-day basis. The board is responsible for overseeing UBS Global AM and other service providers in the operations of the funds in accordance with the Investment Company Act, applicable state and other laws, and the funds’ charter. The board reviews, on an ongoing basis, the funds’ performance, operations and investment strategies and techniques. The board also conducts reviews of UBS Global AM and its role in running the operations of the funds. The board has concluded that, based on each trustee’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other trustees, each trustee should serve as a trustee. In determining that a particular trustee is qualified to serve as a trustee, the board has considered a variety of criteria, none of which, in isolation, was controlling. The board believes that, collectively, the trustees have balanced and diverse experience, skills, attributes and qualifications, which allow the board to operate effectively in governing the funds and protecting the interests of shareholders. Among the attributes common to all trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with other board members, UBS Global AM, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as trustees. In addition, the board has taken into account the actual service and commitment of the trustees during their tenure in concluding that each should continue to serve. A trustee’s ability to perform his or her duties effectively may have been attained through a trustee’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a trustee of the funds, other funds in the fund complex, other investment funds, public companies, or non-profit entities or other organizations; and/or other life experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each trustee that led the board to conclude that he or she should serve as a trustee.

Mr. Armstrong and Amb. Burt have each served as directors/trustees of funds in the fund complex for well more than a decade, including as members and/or chairs of various board committees. Mr. Armstrong has served as chairman of the board since 2004. Most recently, Mr. Armstrong has been chairman and principal of a management and consulting firm. From 1982 through 1995, Mr. Armstrong had been president or chairman of several international consumer packaged goods companies. He was chairman of the board, chief executive officer and co-owner of Adirondack Beverages (producer and distributor of soft drinks and sparkling/still waters) (October 1993—March 1995). He was a partner of the New England Consulting Group (management consulting firm) (December 1992— September 1993). He was managing director of LVMH U.S. Corporation (US subsidiary of the French luxury goods conglomerate, Louis Vuitton Moët Hennessey Corporation) (1987—1991) and chairman of its wine and spirits subsidiary, Schieffelin & Somerset Company (1987—1991) (responsible for such brands as Canada Dry and Dr. Pepper, among many others). He also served as president of Cluett Peabody & Company (textile/apparel, including such well-known brands as Arrow shirts and Gold Toe socks). Amb. Burt has many years experience in advising companies regarding international investment and risk management. Amb. Burt also currently serves, or has served, on the boards of directors of several funds outside of the UBS Global AM fund complex and has served as a director on other corporate boards. Amb. Burt was the chief negotiator in the Strategic Arms Reduction Talks with the former Soviet Union (1989—1991) and the US Ambassador to the Federal Republic of Germany (1985—1989). He had also been a partner of McKinsey & Company (management consulting firm). Mr. Mandinach has extensive experience in the mutual fund industry and a broad understanding of the needs of investors. Throughout his career, Mr. Mandinach has been involved with the marketing of mutual funds and in building relationships with service intermediaries. Mr. Mandinach is currently the Head of UBS Global AM—Americas region’s Institutional & Wholesale Business (US) as well as its Chief Marketing Officer (US). Mr. Mandinach has previously held positions at Drexel Burnham Lambert and at the Zweig Funds. Prof. Feldberg has served as a director/trustee of funds in the fund complex for nearly two decades. Prof. Feldberg has held several prestigious positions at Columbia Business School and the Graduate School of Business at Columbia University, including Dean and Professor of Management. He is also a senior advisor to Morgan Stanley and serves on the boards of several public companies. Mr. Bernikow, Mr. Garil and Ms. Higgins were elected as directors/trustees of other funds in the fund complex during 2005—2006, and joined the Trust’s board at its inception. Mr. Bernikow, Mr. Garil and Ms. Higgins also serve as members and/or chairs of various board committees. Mr. Bernikow has extensive accounting and finance experience (being a certified public accountant and having served for many years as the Deputy Chief Executive Officer of Deloitte & Touche LLP, one of the four largest independent registered public accounting firms in the US) and currently serves, or has served, on the boards and committees of various public companies and a national bank. Mr. Garil has almost four decades of experience in the fund management business and for much of that time he served as an executive of a fund adviser and as a member of fund boards. Ms. Higgins has experience as a portfolio manager for a major US trust bank and has held senior executive positions and/or directorships at several major charitable organizations.

Additional details about each trustee’s professional experience is included above in the table in the section captioned “Management of the Funds.” That table contains information regarding other directorships currently held by board members. In addition, during the five years ended August 26, 2011, the following trustee was a member of the boards of the following companies: Amb. Burt — director of IGT, Inc. (provides technology to gaming and wagering industry); and director of The Protective Group, Inc. (produces armor products).

Risk oversight

The funds are subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the board’s general oversight of each fund’s investment program and operations and is addressed as part of various regular board and committee activities. Day-to-day risk management with respect to each fund is the responsibility of UBS Global AM or other service providers (depending on the nature of the risk), subject to supervision by UBS Global AM. Each of UBS Global AM and other service providers have their own independent interest in risk management and their policies and methods of risk management may differ from the funds and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result, the board recognizes that it is not possible to identify all of the risks that may affect the funds or to develop processes and controls to eliminate or mitigate their occurrence or effects, and that some are simply beyond any control of the funds, UBS Global AM or its affiliates or other service providers. As part of its regular oversight of the funds, the board, directly or through a committee, reviews reports from, among others, management, the funds’ Chief Compliance Officer, its independent registered public accounting firm, counsel, and internal auditors for UBS Global AM or its affiliates, as appropriate, regarding risks faced by the funds and UBS Global AM’s risk oversight programs. The board has appointed a Chief Compliance Officer, who oversees the implementation and testing of each fund’s compliance program and reports to the board regarding compliance matters for the funds and their service providers; the board has designated one of its members to liaise with the Chief Compliance Officer between board meetings to assure that significant compliance issues identified by the Chief Compliance officer will be brought to the attention of the full board in a timely and appropriate manner. The board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees

The Trust has an Audit Committee and a Nominating and Corporate Governance Committee.  The members of the Audit Committee are currently those trustees who are not “interested persons” of the Trust as that term is defined by the Investment Company Act (“Independent Trustees”).  Alan S. Bernikow is chairman of the Audit Committee.  The following Independent Trustees are members of the Nominating and Corporate Governance Committee: Richard R. Burt (chairman), Heather R. Higgins and Bernard H. Garil.  In addition to serving on the Audit Committee, Mr. Bernikow currently serves as a member of the audit committees of at least three other public companies not affiliated with the UBS Global AM funds he oversees. The board has determined that Mr. Bernikow’s simultaneous service on the audit committees of these other public companies does not impair his ability to effectively serve on the Audit Committee.

The Audit Committee is responsible for, among other things: (i) overseeing the scope of a fund’s audit; (ii) overseeing a fund’s accounting and financial reporting policies, practices and internal controls; and (iii) approving, and recommending to the board for ratification, the selection, appointment, retention or termination of a fund’s independent registered public accounting firm, as well as determining the compensation thereof. In furtherance of its duties, the Audit Committee also is responsible for, among other things: obtaining assurance from a fund’s independent auditors of its independence and discussing any disclosed relationships or services that may diminish the objectivity and independence of the independent registered public accounting firm; inquiring as to a fund’s qualification under Subchapter M of the Internal Revenue Code and the amounts distributed and reported to interestholders; reviewing with the independent auditors any problems or difficulties with the audit; and reporting to the full board and making recommendations as it deems necessary or appropriate.  Although the Audit Committee has the responsibilities described above, it is not responsible for planning or conducting a fund’s audit or determining whether a fund’s financial statements are complete and accurate and are in accordance with US generally accepted accounting principles.  Absent actual knowledge to the contrary, Audit Committee members are entitled to rely on the accuracy of the information they receive from persons within and outside a fund.

The Audit Committee currently normally meets in conjunction with regular board meetings, or more frequently as called by its chairperson.  During the funds’ fiscal year ended April 30, 2011, the Audit Committee held 5 meetings.

The Trust’s board has also established a Nominating and Corporate Governance Committee that acts pursuant to a written charter.  The Nominating and Corporate Governance Committee is responsible for, among other things: selecting, evaluating and recommending to the board candidates to be nominated as additional Independent Trustees of the board and making recommendations to the board with respect to compensation of board and committee members; performing an annual evaluation of the board and its committees; reporting on such evaluation to the board; and performing such other corporate governance functions as the board may authorize.  The Nominating and Corporate Governance Committee held 4 meetings during the fiscal year ended April 30, 2011.

The Nominating and Corporate Governance Committee will consider nominees recommended by interestholders if a vacancy among the Independent Trustees occurs.  In order to recommend a nominee, an interestholder should send a letter to the chairperson of the Nominating and Corporate Governance Committee, Richard R. Burt, care of the Secretary of the Trust at UBS Global Asset Management (Americas) Inc., UBS Tower, One North Wacker Drive, Chicago, IL 60606 and indicate on the envelope “Nominating and Corporate Governance Committee.”  The interestholder’s letter should state the nominee’s name and should include the nominee’s résumé or curriculum vitae, and must be accompanied by a written consent of the individual to stand for election if nominated for the board and to serve if elected by interestholders.

Information about independent trustee ownership of interests issued by UBS Global AM or any company controlling, controlled by or under common control with UBS Global AM

As of December 31, 2010, the Independent Trustees and their immediate family members did not own any securities issued by UBS Global AM or any company controlling, controlled by or under common control with UBS Global AM.

Compensation

Each Independent Trustee receives, in the aggregate from the UBS Global AM funds he or she oversees, an annual retainer of $110,000 and an $18,000 fee for each regular joint board meeting of the boards of those funds (and in-person special joint board meeting of the boards of those funds) actually attended.  Independent Trustees who participate in previously scheduled in-person joint meetings of the boards of the UBS Global AM funds by telephone to accommodate other business obligations are paid $2,000 for such meetings.  Independent Trustees who participate in previously scheduled in-person joint meetings of the boards of the UBS Global AM funds by telephone because of illness or other unavoidable circumstances are paid the full meeting fee.  Each Independent Trustee receives from the relevant fund $2,000 for each special in-person meeting (not held as a joint meeting) of the board of that fund actually attended where a fund’s board must meet separately from the regularly scheduled joint board meetings.  Independent Trustees who participate in scheduled telephonic meetings of the board(s) of one or more funds are paid $1,000 for each such meeting actually attended.

The chairman of the board receives annually an additional $50,000; the chairperson of the Audit Committee receives annually an additional $35,000; and the chairperson of the Nominating and Corporate Governance Committee receives annually an additional $25,000.  In addition, a board member who undertakes a special assignment to provide special assistance in coordinating the board’s oversight of compliance or contract reconsideration matters (currently Heather R. Higgins and Bernard H. Garil, respectively) receives annually an additional $20,000.  However, provided that, if a board member simultaneously holds more than one such position or assignment, he or she is paid only the higher of the fees otherwise payable for these positions or assignments.  Independent Trustees who are also members of the Audit Committee and/or Nominating and Corporate Governance Committee are paid, in the aggregate from the UBS Global AM funds he or she oversees, annual retainers of $10,000 and $5,000, respectively, in connection with his or her membership on the Audit Committee and/or Nominating and Corporate Governance Committee.  The foregoing fees are allocated among all such funds (or each relevant fund in the case of a special meeting) as follows: (i) one-half of the expense is allocated pro rata based on the funds’ relative net assets at the end of the calendar quarter preceding the date of payment; and (ii) one-half of the expense is allocated equally according to the number of such funds.  No officer, director or employee of UBS Global AM or one of its affiliates presently receives any compensation from the funds for acting as a board member or officer.  All board members are reimbursed for expenses incurred in attending meetings.

The table below includes certain information relating to the compensation of the Trust’s current board members and the compensation of those board members from all funds for which UBS Global AM or an affiliate served as investment advisor or manager during the periods indicated.

Compensation table†

Name of person, position	Prime Master Fund*	Treasury Master Fund*	Tax-Free Master Fund*	Total compensation from the Trust and the fund complex**
Richard Q. Armstrong, Trustee	$21,434	$8,649	$4,134	$240,000
Alan S. Bernikow, Trustee	20,059	8,094	3,868	225,000
Richard R. Burt, Trustee	19,617	7,922	3,785	221,000
Meyer Feldberg, Trustee††	0	0	0	193,820
Bernard H. Garil, Trustee	19,159	7,737	3,696	211,000
Heather R. Higgins, Trustee	19,159	7,737	3,696	209,000
Barry M. Mandinach, Trustee†††	0	0	0	0

†	Except as discussed below, only Independent Trustees were compensated by the funds for which UBS Global AM or an affiliate serves as investment advisor or manager.

††

Professor Feldberg is an “interested person” of the funds by virtue of his position as senior advisor with Morgan Stanley, and not by reason of affiliation with UBS Global AM. He is compensated (i) by funds for which the management, investment advisory and/or administration contract between a fund and UBS Global AM provides that the fund may bear a portion of the compensation to a board member who is not an interested person of the fund by reason of affiliation with UBS Global AM or any of UBS Global AM’s affiliates, and (ii) otherwise by UBS Global AM. The compensation amounts listed above for Professor Feldberg represent only (1) those amounts paid by other funds within the fund complex for which UBS Global AM does not serve as investment advisor or manager, and (2) funds within the fund complex that have management, investment advisory and/or administration contracts providing that a fund may bear a portion of his compensation.

†††

Mr. Mandinach is an “interested person” of the funds because of his employment by UBS Global AM—Americas region. He is not compensated by a fund or other funds in the fund complex for his services as a board member.

*	Represents fees paid during the fiscal year ended April 30, 2011.

**

Represents fees paid during the calendar year ended December 31, 2010 to each board member by: (a) 17 investment companies in the case of Messrs. Armstrong, Bernikow, Burt and Garil and Ms. Higgins; and (b) 29 investment companies in the case of Professor Feldberg, for which UBS Global AM or one of its affiliates served as investment advisor or manager. No fund within the UBS fund complex has a bonus, pension, profit sharing or retirement plan.

Item 18.  Control Persons and Principal Holders of Interests.

Principal holders and management ownership of Interests

As of August 23, 2011, trustees and officers owned in the aggregate less than 1% of the outstanding Interests of each fund.

As of August 23, 2011, the following own all of the Interests in Prime Master Fund:

UBS Select Prime Institutional Fund, UBS Select Prime Preferred Fund and UBS Select Prime Investor Fund, each a series of UBS Money Series

UBS (Cay) Select Prime Preferred Fund, Ltd. and UBS (Cay) Select Prime Institutional Fund, Ltd., each an exempted company incorporated with limited liability under the laws of the Cayman Islands

As of August 23, 2011, the following own all of the Interests in Treasury Master Fund:

UBS Select Treasury Institutional Fund, UBS Select Treasury Preferred Fund and UBS Select Treasury Investor Fund, each a series of UBS Money Series

UBS (Cay) Select Treasury Preferred Fund, Ltd. and UBS (Cay) Select Treasury Institutional Fund, Ltd., each an exempted company incorporated with limited liability under the laws of the Cayman Islands

As of August 23, 2011, the following own all of the Interests in Tax-Free Master Fund:

UBS Select Tax-Free Institutional Fund, UBS Select Tax-Free Preferred Fund and UBS Select Tax-Free Investor Fund, each a series of UBS Money Series

As of August 23, 2011, the Trust’s records showed the following as owning more than 5% of each fund’s Interests.

Fund	Name and address	Percentage of Interests owned as of August 23, 2011
Prime Master Fund	UBS Select Prime Institutional Fund* UBS Select Prime Preferred Fund*	38.80 57.96%

Treasury Master Fund	UBS Select Treasury Institutional Fund* UBS Select Treasury Preferred Fund* UBS (Cay) Select Treasury Preferred Fund, Ltd.**	41.29 33.26 22.62%

Tax-Free Master Fund	UBS Select Tax-Free Institutional Fund* UBS Select Tax-Free Preferred Fund*	64.22 33.38%

*              Located at 1285 Avenue of the Americas, New York, New York 10019-6028.

**           Located at Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands.

Item 19.  Investment Advisory and Other Services.

Investment advisory and administration arrangements.  UBS Global AM acts as investment advisor and administrator for the funds.  Pursuant to an investment management contract with respect to each fund (the “Management Contract”), each fund pays UBS Global AM an annual fee, computed daily and paid monthly, at an annual rate of 0.100% of the fund’s average daily net assets up to and including $30 billion; 0.0975% of the fund’s average daily net assets above $30 billion up to and including $40 billion; 0.0950% of the fund’s average daily net assets above $40 billion up to and including $50 billion; 0.0925% of the fund’s average daily net assets above $50 billion up to and including $60 billion; and 0.0900% of the fund’s average daily net assets above $60 billion.

Under the terms of the Management Contract, UBS Global AM bears all expenses incurred in a fund’s operation other than the fee payable under the Management Contract, fees and expenses (including counsel fees) of the Independent Trustees, interest, taxes, the cost (including brokerage commissions and other transaction costs, if any) of securities purchased or sold by a fund and any losses incurred in connection therewith and extraordinary expenses (such as costs of litigation to which the Trust or a fund is a party and of indemnifying officers and trustees of the trust).

Expenses borne by UBS Global AM under the Management Contract include the following (or a fund’s share of the following): (1) organizational expenses (if these expenses are amortized over a period of more than one year, UBS Global AM will bear in any one year only that portion of the organizational expenses that would have been borne by the fund in that year), (2) filing fees and expenses relating to the registration and qualification of the Interests of the fund under federal and state securities laws and maintaining such registration and qualifications, (3) fees and salaries payable to the trustees (other than the Independent Trustees) and officers, (4) all expenses incurred in connection with the services of the trustees (other than the Independent Trustees), including travel expenses, (5) costs of any liability, uncollectable items of deposit and other insurance or fidelity bonds, (6) ordinary legal, accounting and auditing expenses, excluding legal fees of special counsel for the Independent Trustees and, as noted above, excluding extraordinary expenses, such as litigation or indemnification expenses, (7) charges of custodians, transfer agents and other agents, (8) costs of preparing share certificates (if any), (9) expenses of setting in type and printing prospectuses and supplements thereto, reports and statements to interestholders and proxy materials for existing interestholders, (10) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations, (11) costs of mailing and tabulating proxies and costs of meetings of interestholders, the board and any committees thereof, (12) the cost of investment company literature and other publications provided to the trustees and officers, (13) costs of mailing, stationery and communications equipment, (14) expenses incident to any dividend, withdrawal or redemption options, (15) charges and expenses of any outside pricing service used to value portfolio securities, and (16) interest on borrowings.

Although UBS Global AM is not obligated to pay the ordinary fees and expenses of the Independent Trustees, the Management Contract requires that UBS Global AM reduce its advisory and administrative fees by an amount equal to those fees and expenses.

The Management Contract is terminable (1) by a fund by vote of the Trust’s board or by the holders of a majority of the outstanding voting securities of that fund at any time without penalty, on 60 days’ written notice to UBS Global AM, and (2) by UBS Global AM at any time, without the payment of any penalty, on 60 days’ written notice to the Trust.

During the fiscal years indicated, the funds paid (or accrued) to UBS Global AM the following fees under the Management Contract:

	Fiscal year ended April 30,
	2011	2010	2009

Prime Master Fund
Fee amount paid (or accrued) after waivers or credits	$23,285,066	$20,184,630	$15,260,957
Fee amount waived	0	616,491	0
Other credits (Independent Trustee fees and expenses)*	71,256	81,782	60,497
Treasury Master Fund
Fee amount paid (or accrued) after waivers or credits	$7,862,336	$8,449,510	$8,951,509
Fee amount waived	7,378	0	3,862
Other credits (Independent Trustee fees and expenses)*	30,668	40,608	42,482

Tax-Free Master Fund
Fee amount paid (or accrued) after waivers or credits	$1,639,988	$2,172,751	$1,227,015
Fee amount waived	0	54,628	1,934,822
Other credits (Independent Trustee fees and expenses)*	14,245	19,712	21,529

*                 UBS Global AM is contractually obligated to reduce its management fee by an amount equal to the ordinary fees and expenses payable to the Independent Trustees by the fund.

Securities lending.  For the fiscal years ended April 30, 2011, 2010 and 2009, UBS Securities LLC and/or State Street Bank and Trust Company served as the funds’ securities lending agent and received compensation from the funds.  Effective November 12, 2008, State Street Bank and Trust Company replaced UBS Securities LLC as the funds’ securities lending agent.  For the fiscal year ended April 30, 2009, UBS Securities LLC earned the following compensation from the funds.

Fund	2009

Prime Master Fund	$176,506
Treasury Master Fund	31,804
Tax-Free Master Fund	0

Custodian.  State Street Bank and Trust Company, located at 2 Avenue de Lafayette, Boston, MA 02206-5501, is custodian of the funds’ assets.

Independent registered public accounting firm.  Ernst & Young LLP, 5 Times Square, New York, NY 10036, serves as independent registered public accounting firm for the funds.

Counsel.  The law firm of Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006-2401, serves as counsel to the funds. Dechert LLP also has acted as counsel to UBS Global AM in connection with other matters.  Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, serves as independent counsel to the Independent Trustees.

Proxy voting policies.  The Trust board believes that the voting of proxies on securities held by a fund is an important element of the overall investment process. As such, the board has delegated the responsibility to vote such proxies to UBS Global AM. Following is a summary of UBS Global AM’s proxy voting policy.

You may obtain information about a fund’s proxy voting decisions, without charge, online on the funds’ Web site (http://www.ubs.com/ubsglobalam-proxy under the “UBS Funds” category on the Web page) or on the EDGAR database on the SEC’s Web site (http://www.sec.gov) for the most recent 12-month period ending June 30th for which an SEC filing has been made.

UBS Global AM’s proxy voting policy is based on its belief that voting rights have economic value and should be treated accordingly. Generally, UBS Global AM expects the boards of directors of companies issuing securities held by its clients to act in the service of the shareholders, view themselves as stewards of the company, exercise good judgment and practice diligent oversight of the management of the company. While there is no absolute set of rules that determine appropriate corporate governance under all circumstances and no set of rules will guarantee ethical behavior, there are certain principles, which provide evidence of good corporate governance. UBS Global AM may delegate to an independent proxy voting and research service the authority to exercise the voting rights associated with certain client holdings. Any such delegation shall be made with the direction that the votes be exercised in accordance with UBS Global AM’s proxy voting policy.

When UBS Global AM’s view of a company’s management is favorable, UBS Global AM generally supports current management initiatives. When UBS Global AM’s view is that changes to the management structure would probably increase shareholder value, UBS Global AM may not support existing management proposals.  In general, UBS Global AM generally exercises voting rights in accordance with the following principles: (1) with respect to board structure, (a) the roles of chairman and chief executive should be separated, (b) board members should have appropriate and diverse experience and be capable of providing good judgment and diligent oversight of management, and (c) the board should include executive and non-executive members and the non-executive members should provide a challenging, but generally supportive environment; and (2) with respect to board responsibilities, (a) the whole board should be fully involved in endorsing strategy and in all major strategic decisions, and (b) the board should ensure that, among other things, at all times the interests of executives and shareholders are aligned and the financial audit is independent and accurate. In addition, UBS Global AM focuses on the following areas of concern when voting its clients’ securities: economic value resulting from acquisitions or disposals; operational performance; quality of management; independent board members not holding management accountable; quality of internal controls; lack of transparency; inadequate succession planning; poor approach to social responsibility; inefficient management structure; and corporate activity designed to frustrate the ability of shareholders to hold the board accountable or realize the maximum value of their investment. UBS Global AM exercises its voting rights in accordance with overarching rationales outlined by its proxy voting policies and procedures that are based on the principles described above.

UBS Global AM has implemented procedures designed to identify whether it has a conflict of interest in voting a particular proxy proposal, which may arise as a result of its or its affiliates’ client relationships, marketing efforts or banking, investment banking and broker/dealer activities. To address such conflicts, UBS Global AM has imposed information barriers between it and its affiliates who conduct banking, investment banking and broker/dealer activities and has implemented procedures to prevent business, sales and marketing issues from influencing its proxy votes. Whenever UBS Global AM is aware of a conflict with respect to a particular proxy, the UBS Global AM Corporate Governance Committee is required to review and resolve the manner in which such proxy is voted.

Potential conflicts of interest

Activities of UBS Global Asset Management (Americas) Inc. and its affiliates (collectively, “UBS Global Asset Management”), UBS Securities LLC and UBS Financial Services Inc. and their affiliates (collectively, “UBS”) and other accounts managed by UBS.

UBS Global Asset Management is a large asset management firm with approximately $637.9 billion in assets under management worldwide as of June 30, 2011.(1)  UBS Global Asset Management offers investment capabilities and investment styles across all major traditional and alternative asset classes, including equity, fixed income, currency, hedge fund, real estate, infrastructure and private equity investment capabilities that can also be combined in multi-asset strategies. UBS Global Asset Management has around 3,800 employees located in 25 countries. UBS Global Asset Management is headquartered in London with other main offices in Chicago, Frankfurt, Hartford, Hong Kong, New York, Paris, Sydney, Tokyo, Toronto and Zurich.

UBS is a worldwide full-service investment banking, broker-dealer, asset management and financial services organization.  As a result, UBS Global Asset Management and UBS (including, for these purposes, their directors, partners, officers and employees) worldwide, including the entities and personnel who may be involved in the investment activities and business operations of the funds are engaged in businesses and have interests other than

(1)          UBS Global Asset Management (Americas) Inc. managed approximately $151.5 billion as of June 30, 2011.

that of managing the funds.  These activities and interests include potential multiple advisory transactional, financial, consultative, and other interests in transactions, companies, securities and other instruments that may be engaged in, purchased or sold by the funds.  This section sets forth considerations of which investors in the funds should be aware, and which may cause conflicts of interest on the part of UBS and UBS Global Asset Management that could disadvantage the funds.  To address these potential conflicts UBS and UBS Global Asset Management have established various policies and procedures that are reasonably designed to detect and prevent these potential conflicts of interest and prevent the funds from being disadvantaged.

Prospective investors should carefully review the following, which more fully describes these and other potential conflicts of interest presented by UBS Global Asset Management’s and UBS’ other businesses and interests.

Potential conflicts relating to portfolio decisions, the sale of fund shares and the allocation of investment opportunities.

UBS’ other activities may have an impact on the funds.  UBS Global AM makes decisions for the funds in accordance with its obligations as investment advisor to the funds.  However UBS’ other activities may, at the same time, have a negative impact on the funds.  As a result of the various activities and interests of UBS, it is likely that the funds will have multiple business relationships with, engage in transactions with, make voting decisions with respect to, or obtain services from UBS and other entities for which UBS performs or seeks to perform investment banking or other services.  It is also likely that the funds will undertake transactions in securities in which UBS makes a market or otherwise has other direct or indirect interests.

UBS conducts extensive broker-dealer, banking and other activities around the world and provides investment banking, broker-dealer, prime brokerage, administrative and other services to clients which may involve markets and securities in which the funds invest.  These activities will give UBS broad access to the current status of certain markets and investments.  As a result of the activities described in this paragraph, and the access and knowledge arising from those activities, parts of UBS may be in possession of information in respect of markets and investments, which, if known to UBS Global AM, might cause UBS Global AM to seek to dispose of, retain or increase interests in investments held by a fund or acquire certain positions on behalf of a fund.  UBS will be under no duty to make any such information available to the funds or personnel of UBS Global AM making investment decisions on behalf of the funds and maintains information barriers designed to prevent the misuse of such information.  In general, personnel of UBS Global AM making investment decisions will make decisions based solely upon information known by such decision makers without regard to information known by other UBS personnel.

In conformance with a fund’s investment objective and subject to compliance with applicable law, UBS Global Asset Management may purchase securities for a fund during an underwriting or other offering of securities in which a broker/dealer affiliate acts as a manager, co-manager, underwriter or placement agent or receives a benefit in the form of management, underwriting, or other fees.  Affiliates of UBS Global AM may act in other capacities in such offerings for which a fee, compensation or other benefit will be received.  From time to time affiliates of UBS Global AM will be current investors in companies engaged in an offering of securities which UBS Global AM may purchase on behalf of its clients.  Such purchases may provide a direct or indirect benefit to UBS Global AM’s affiliates acting as a selling shareholder.  UBS Global AM may also participate in structured fixed income offerings of securities in which a related person may serve as trustee, depositor, originator service agent or other service provider in which fees will be paid to such related person.  Further a related person may act as originator and/or servicing agent of loans or receivables for a structured fixed income offering in which UBS Global AM may invest fund assets. Participation in such offering may directly or indirectly relieve financial obligations of related persons.

UBS Global Asset Management may purchase or sell or recommend for purchase or sale for its investment advisory clients securities of companies: (i) with respect to which its affiliates act as an investment banker or financial adviser; (ii) with which its affiliates have other confidential relationships; (iii) in which its affiliates maintain a position or (iv) for which its affiliates make a market; or in which it or its officers, directors or employees or those of its affiliates own securities or otherwise have an interest.  Except to the extent prohibited by law or regulation or by client instruction, UBS Global Asset Management may recommend to its clients, or purchase for its clients, securities of issuers in which UBS has an interest as described in this paragraph.

UBS’ financial and other interests and relationships may incentivize UBS to promote the sale of Interests.  UBS, its personnel and other financial service providers have interests in promoting sales of the funds.  UBS Global Asset

Management may also make cash and non-cash payments to banks, broker-dealers, insurance companies, financial planning firms and other financial intermediaries, that sell Interests of the funds subject to UBS Global Asset Management’s internal policies and procedures.  The source of such payments may come from the underwriter’s own resources (including through transfers from affiliates).  Payments made out of the underwriter’s own resources are often referred to as “revenue sharing.”

With respect to both UBS and its personnel, the remuneration and profitability relating to services to and sales of the funds or other products may be greater than the remuneration and profitability relating to services to and sales of other products that might be provided or offered by UBS or other third parties.  UBS and its sales personnel may directly or indirectly receive a portion of the fees charged to the funds or their shareholders.  UBS and its advisory or other personnel may also benefit from increased amounts of assets under management.  Fees charged to the funds may also be higher than for other products or services, and the remuneration and profitability to UBS and such personnel resulting from transactions on behalf of or management of the funds may be greater than the remuneration and profitability resulting from similar transactions for other funds or products.

UBS also may have relationships with and purchase, or distribute or sell, services or products from or to distributors, consultants and others who recommend the funds, or who engage in transactions with or for the funds.  For example, UBS regularly participates in industry and consultant sponsored conferences and may purchase educational, data or other services from consultants or other third parties that it deems to be of value to its personnel and its business.  The products and services purchased from consultants may include, but are not limited to, those that help UBS understand the consultant’s points of view on the investment management process.  Consultants and other parties that provide consulting or other services to potential investors in the funds may receive fees from UBS or the funds in connection with the distribution of Interests in the funds or other UBS products.  For example, UBS may enter into revenue or fee sharing arrangements with consultants, service providers, and other intermediaries relating to investments in mutual funds, collective trusts, or other products or services offered or managed by UBS Global Asset Management.  UBS may also pay a fee for membership in industry-wide or state and municipal organizations or otherwise help sponsor conferences and educational forums for investment industry participants including, but not limited to, trustees, fiduciaries, consultants, administrators, state and municipal personnel and other clients.  UBS’ membership in such organizations allows UBS to participate in these conferences and educational forums and helps UBS interact with conference participants and to develop an understanding of the points of view and challenges of the conference participants.  In addition, UBS’ personnel, including employees of UBS, may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in the funds or that may recommend investments in the funds.  In addition, UBS, including UBS Global Asset Management, may make charitable contributions to institutions, including those that have relationships with clients or personnel of clients.  UBS’ personnel may also make political contributions.  As a result of the relationships and arrangements described in this paragraph, consultants, distributors and other parties may have conflicts associated with their promotion of the funds or other dealings with the funds that create incentives for them to promote the funds or certain portfolio transactions.

To the extent permitted by applicable law, UBS Global Asset Management may make payments to authorized dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the funds.  The additional payments by UBS Global Asset Management may also compensate Intermediaries for subaccounting, administrative and/or shareholder processing services that are in addition to the fees paid for these or similar services by the funds.  Payments made by UBS Global Asset Management may vary between different Intermediaries.

Potential conflicts relating to the allocation of investment opportunities among the funds and other UBS accounts.  UBS Global AM manages accounts of certain clients by means of separate accounts (“Separate Accounts”).  With respect to the funds, UBS Global AM may follow a strategy that is expected to be similar over time to that utilized by the Separate Accounts.  The funds and the Separate Account clients are subject to independent management and, given the independence in the implementation of advice to these accounts, there can be no assurance that such investment advice will be implemented simultaneously.  Neither UBS Global AM nor its affiliates will know when advice issued has been executed (if at all) and, if so, to what extent. While each will use reasonable endeavors to procure timely execution, it is possible that prior execution for or on behalf of the Separate Accounts could adversely affect the prices and availability of the securities, currencies and instruments in which a fund invests.

Other potential conflicts relating to the management of the funds by UBS Global Asset Management

Potential restrictions and issues relating to information held by UBS.  From time to time and subject to UBS Global Asset Management’s policies and procedures regarding information barriers, UBS Global Asset Management may consult with personnel in other areas of UBS, or with persons unaffiliated with UBS.  The performance by such persons of obligations related to their consultation with personnel of UBS Global Asset Management could conflict with their areas of primary responsibility within UBS or elsewhere. There will be no obligation on the part of such persons to make available for use by the funds any information or strategies known to them or developed in connection with their own client, proprietary or other activities.  In addition UBS will be under no obligation to make available any research or analysis prior to its public dissemination.

In connection with its management of the funds, UBS Global Asset Management may have access to certain fundamental analysis and proprietary technical models developed by UBS Global Asset Management or its affiliates (including UBS).  UBS Global Asset Management will not be under any obligation, however, to effect transactions on behalf of the funds in accordance with such analysis and models.  In addition, neither UBS Global Asset Management nor any of its affiliates (including UBS) will have any obligation to make available any information regarding their proprietary activities or strategies or the activities or strategies used for other accounts managed by them, for the benefit of the management of the funds, and it is not anticipated that UBS Global Asset Management will have access to such information for the purpose of managing the funds.  The proprietary activities or portfolio strategies of UBS Global Asset Management and its affiliates (including UBS) or the activities or strategies used for accounts managed by them or other client accounts could conflict with the transactions and strategies employed by UBS Global AM, and have adverse effects on the funds.

Potential conflicts relating to UBS’ and UBS Global Asset Management’s proprietary activities and activities on behalf of other accounts.  Transactions undertaken by UBS or client accounts managed by UBS (“Client Accounts”) may adversely impact the funds.  UBS and one or more Client Accounts may buy or sell positions while a fund is undertaking the same or a differing, including potentially opposite, strategy which could disadvantage the fund.  For example, a fund may establish a short position in a security and UBS or other Client Accounts may buy that same security.  The subsequent purchase may result in an increase of the price of the underlying position in the short sale exposure of the fund and such increase in price would be to the fund’s detriment.  Conversely, a fund may buy a security and UBS or Client Accounts may establish a short position in that same security.  The subsequent short sale may result in impairment of the price of the security which the fund holds.  Conflicts may also arise because portfolio decisions regarding the fund may benefit UBS or other Client Accounts.  For example, the sale of a long position or establishment of a short position by a fund may impair the price of the same security sold short by (and therefore benefit) UBS or other Client Accounts, and the purchase of a security or covering of a short position in a security by the fund may increase the price of the same security held by (and therefore benefit) UBS or other Client Accounts.

The directors, officers and employees of UBS and UBS Global Asset Management may buy and sell securities or other investments for their own accounts or for seed capital accounts (including through investment funds managed by UBS and UBS Global Asset Management).  As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees that are the same, different from or made at different times than positions taken for a fund.  To reduce the possibility that a fund will be materially adversely affected by the personal or proprietary trading described above the funds, UBS and UBS Global Asset Management have established policies and procedures that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the funds’ portfolio transactions.

UBS Global Asset Management’s affiliates have direct or indirect interests in electronic communication networks and alternative trading systems (collectively “ECNs”). UBS Global Asset Management, in accordance with its fiduciary obligation to seek to obtain best execution, may execute client trades through ECNs in which its related persons have, or may acquire, an interest. A related person may receive compensation based upon its ownership percentage in relation to the transaction fees charged by the ECNs. UBS Global Asset Management will execute through an ECN in which a related person has an interest only in situations where it reasonably believes such transactions will be in the best interests of its clients and the requirements of applicable law have been satisfied.

In accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, UBS Global Asset Management’s affiliates may effect transactions for funds or advisory client accounts on a national securities exchange of which an affiliate is an equity owner and/or a member and may retain compensation in connection with those transactions.

Gifts and entertainment.  From time to time, directors, officers and employees of UBS and UBS Global Asset Management may receive gifts and/or entertainment from clients, intermediaries, or service providers to the funds.  UBS and UBS Global Asset Management, which could have the appearance of affecting or may potentially affect the judgment of the directors, officers and employees or the manner in which they conduct business on behalf of the funds, UBS and UBS Global Asset Management.  To reduce the appearance of impropriety and the possibility that the funds may be materially adversely affected by such gifts and entertainment, UBS and UBS Global Asset Management have established policies and procedures that restrict the receipt of gifts and entertainment from clients, intermediaries or service providers to the funds, UBS and UBS Global Asset Management.

UBS may in-source or outsource.  Subject to applicable law, UBS, including UBS Global Asset Management, may from time to time and without notice to investors in-source or outsource certain processes or functions in connection with a variety of services that it provides to the funds in its administrative or other capacities.  Such in-sourcing or outsourcing may give rise to additional conflicts of interest.

Selection of brokers and dealers and commission rates.

While UBS Global Asset Management selects brokers primarily on the basis of the execution capabilities, UBS Global Asset Management, in its discretion, may cause a client to pay a commission to brokers or dealers for effecting a transaction for that client in excess of the amount another broker or dealer would have charged for effecting that transaction. This may be done when UBS Global Asset Management has determined in good faith that the commission is reasonable in relation to the value of the execution, brokerage and/or research services provided by the broker. UBS Global Asset Management’s arrangements for the receipt of research services from brokers may create conflicts of interest, in that UBS Global Asset Management has an incentive to choose a broker or dealer that provides research services, instead of one that charges a lower commission rate but does not provide any research.

UBS Global Asset Management does not allocate the relative costs or benefits of research received from brokers or dealers among clients because UBS Global Asset Management believes that the research received is, in the aggregate, of assistance in fulfilling UBS Global Asset Management’s overall responsibilities to clients. The research may be used in connection with the management of accounts other than those for which trades are executed by the brokers or dealers providing the research. UBS Global Asset Management may receive a variety of research services and information on many topics, which UBS Global Asset Management can use in connection with its management responsibilities with respect to the various accounts over which it exercises investment discretion or otherwise provides investment advice. These topics include: issuers, industries, securities, economic factors and trends, portfolio strategy, the performance of accounts, statistical information, market data, earnings estimates, credit analysis, pricing, risk measurement analysis, and other information that may affect US or foreign economies, security prices, or management of the portfolio.

The research services may include written reports, pricing and appraisal services, market data services, analysis of issues raised in proxy statements, educational seminars, subscriptions to trade journals, portfolio attribution and monitoring services and computer software and access charges which are directly related to investment research. Research services may be received in the form of written reports, online services, telephone contacts and personal meetings with security analysts, economists, corporate and industry spokespersons, investment consultants and government representatives. Research services are either provided directly by broker-dealers or generated by third parties and are provided by the brokerage firm to which the commissions are paid including commission sharing arrangements.

Certain services may be mixed use, or used for research purposes as well as other purposes. Payment for these services is made as follows: the portion allocated to research is paid for through commissions, and the portion allocated to other purposes is paid for by UBS Global Asset Management. This allocation is determined by UBS Global Asset Management’s Best Execution and Trading Committee in good faith and based on objective criteria, to the extent available, of the amounts used for research and non-research purposes; however, the decision regarding what amounts are paid by UBS Global Asset Management versus paid by clients through commissions presents a conflict of interest. Research services received from brokers and dealers may be supplemental to UBS Global Asset Management’s own research efforts and, when utilized, are subject to internal analysis before being incorporated into UBS Global Asset Management’s investment process. As a practical matter, it would not be possible for UBS Global Asset Management to generate all of the information presently provided by brokers and dealers.

UBS Global Asset Management may receive in-house or proprietary research from dealers that execute trades on a principal basis for its clients. The research received will be of the type described above, excluding third-party research services.

Potential regulatory restrictions on investment advisor activity.

From time to time the activities of the funds may be restricted because of regulatory requirements applicable to UBS and/or its internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements.  A client not advised by UBS would not be subject to some of those considerations.  There may be periods when UBS Global AM may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice with respect to certain securities or instruments issued by or related to companies for which UBS is performing investment banking, market making or other services, or has proprietary positions or otherwise has come into possession of material inside information.

For example, when UBS is engaged in an underwriting or other distribution of securities of or advisory services for a company, the funds may be prohibited from or limited in purchasing or selling securities of that company.  Similar situations could arise if UBS personnel serve as directors of companies the securities of which a fund wishes to purchase or sell.  The larger UBS Global AM’s investment advisory business and UBS’ businesses, the larger the potential that these restricted list policies will impact investment transactions.  However, if permitted by applicable law, a fund may purchase securities or instruments that are issued by such companies or are the subject of an underwriting, distribution, or advisory assignment by UBS, or in cases in which UBS personnel are directors or officers of the issuer.

The investment activities of UBS for its proprietary accounts and for Client Accounts may also limit the investment strategies and rights of the funds.  For example, in regulated industries, in certain emerging or international markets, in corporate and regulatory ownership definitions, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause UBS, the funds or other Client Accounts to suffer disadvantages or business restrictions.  If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of UBS Global AM on behalf of a fund to purchase or dispose of investments or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired.  As a result UBS Global AM on behalf of a fund may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when UBS Global AM, in its sole discretion deems it appropriate.

UBS Global AM and its affiliates, including, without limitation, UBS and its advisory affiliates, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts, other funds and collective investment vehicles) that have investment objectives similar to those of the funds and/or that engage in transactions in the same types of securities, currencies and instruments as the funds.  UBS and its affiliates are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers.  As such, UBS and its affiliates may be actively engaged in transactions in the same securities, currencies and instruments in which the funds invest.  Such activities could affect the prices and availability of the securities, currencies, and instruments in which the funds invest which could have an adverse impact on a fund’s performance.  Such transactions, particularly in respect of most proprietary accounts or client accounts, will be executed independently of the funds’ transactions and thus at prices or rates that may be more or less favorable than those obtained by the funds.  UBS Global AM has developed policies and procedures consistent with regulatory requirements that provide that it will allocate investment opportunities and make purchase and sale decisions among the funds and other client accounts in a manner that it considers, in its sole discretion and consistent with its fiduciary obligation to each account, to be reasonable.  Allocations may be based on numerous factors and may not always be pro rata based.  Thus, this system may adversely affect the size or price of the assets purchased or sold for the funds.

The results of the funds’ investment activities may differ significantly from the results achieved by UBS Global AM and its affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them.  It is possible that UBS Global AM and its affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by the funds.  Moreover, it is possible that a fund will sustain losses during periods in which UBS Global AM and its affiliates achieve significant profits on their trading for proprietary or other accounts.  The opposite result is also possible.

The investment activities of UBS Global AM and its affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the funds in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, the funds’ activities may also be restricted because of regulatory restrictions applicable to UBS UBS Global AM and its affiliates, and/or their internal policies designed to comply with such restrictions.  As a result, there may be periods, for example, when UBS Global AM and/or its affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which UBS Global AM and/or its affiliates are performing services or when position limits have been reached where such securities or instruments otherwise would have been permissible investments for the funds.  Additionally the funds or certain accounts may be licensed to trade securities or engage in transactions in certain jurisdictions while other funds and accounts are not licensed.

In addition, certain officers and certain employees of UBS Global AM are also officers or employees of UBS or its affiliated entities.  As a result, the performance by these officers and employees of their obligations to such other entities may be a consideration of which investors in the funds should be aware.

UBS Global AM may enter into transactions and invest in securities, instruments and currencies on behalf of a fund where customers of UBS or, to the extent permitted by the SEC, UBS itself serves as the counterparty, principal or issuer.  In such cases, such party’s interests in the transaction will be adverse to the interests of the fund and such party may have no incentive to assure that the fund obtains the best possible prices or terms in connection with the transaction.  In addition, the purchase holding and sale of such investments by the fund may enhance the profitability of UBS Global AM and/or UBS.  UBS and its affiliates may also create, write or issue derivative instruments for customers of UBS or its affiliates the underlying securities, currencies or instruments of which may be those in which a fund invests or which may be based on the performance of a fund.  The funds may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by UBS or its affiliates and may also enter into transactions with other clients of UBS Global AM or its affiliates where such other clients have interests adverse to those of the funds.  At times, these activities may cause UBS Global AM or its affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the funds.  To the extent affiliated transactions are permitted, the funds will deal with UBS Global AM, UBS and its affiliates on an arms-length basis.  UBS Global AM or UBS may also have an ownership interest in certain trading or information systems used by the funds.  The fund’s use of such trading or information systems may enhance the profitability of UBS Global AM and its affiliates.

It is also possible that, from time to time, UBS Global AM or any of its affiliates may, although they are not required to, purchase and hold Interests of the funds.  Increasing a fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce a fund’s expense ratio.  UBS Global AM and its affiliates reserve the right to redeem at any time some or all of the Interests of the funds acquired for their own accounts.  A large redemption of Interests of a fund by UBS Global Asset Management or its affiliates could significantly reduce the asset size of the fund, which might have an adverse effect on the fund’s investment flexibility, portfolio diversification, expense ratio and may result in significant transaction costs.  UBS Global AM will consider the effect of redemptions on the fund and other interestholders in deciding whether and when to redeem its Interests.

It is possible that the funds may invest in securities of companies with which UBS has or is trying to develop investment banking relationships as well as securities of entities in which UBS Global AM or UBS has significant debt or equity investments or in which UBS makes a market.  The funds also may invest in securities of companies to which UBS Global AM or UBS provides or may someday provide research coverage.  Such investments could cause conflicts between the interests of the funds and the interests of other UBS Global Asset Management or UBS clients.  In making investment decisions for the funds, UBS Global AM is not permitted to obtain or use material non-public information acquired by any division department or affiliate of UBS Global AM in the course of these activities.  In addition, from time to time, UBS’ activities may limit the funds’ flexibility in purchases and sales of securities.  When UBS is engaged in an underwriting or other distribution of securities of an entity, UBS Global AM may be prohibited from purchasing or recommending the purchase of certain securities of that entity for the funds.

Present and future activities of UBS Global AM and its affiliates, in addition to those described in this section, may give rise to additional conflicts of interest.

UBS Global AM may buy for a fund securities or obligations of issuers in which UBS or other funds or accounts have made, or are making, an investment in securities or obligations that are subordinate or senior to securities of the fund.  For example, a fund may invest in debt securities of an issuer at the same time that UBS or other funds or accounts are investing, or currently have an investment, in equity securities of the same issuer.  To the extent that the issuer experiences financial or operational challenges which may impact the price of its securities and its ability to meet its obligations, decisions by UBS (including UBS Global AM), relating to what actions to be taken may also raise conflicts of interests and UBS may take actions for certain accounts that have negative impacts on other advisory accounts.

While UBS Global AM will make proxy voting decisions as it believes appropriate and in accordance with UBS Global Asset Management’s policies designed to help avoid conflicts of interest, proxy voting decisions made by UBS Global AM with respect to a fund’s portfolio securities may have the effect of favoring the interests of other clients or businesses of other divisions or units of UBS.  UBS Global AM’s proxy voting policy is discussed in more detail in the section entitled “Proxy voting policies.”

As a registered investment adviser under the Advisers Act, UBS Global AM is required to file a Form ADV with the SEC.  Form ADV Part 2 contains information about assets under management, types of fee arrangements, types of investments, potential conflicts of interest, and other relevant information regarding UBS Global AM.  A copy of  UBS Global AM’s Form ADV Parts 1 and 2 is available on the SEC’s website (www.adviserinfo.sec.gov).

Item 20.  Portfolio Managers.

Disclosure item not applicable.

Item 21.  Brokerage Allocation and Other Practices.

Portfolio transactions

The funds purchase portfolio securities from dealers and underwriters as well as from issuers.  Securities are usually traded on a net basis with dealers acting as principal for their own accounts without a stated commission.  Prices paid to dealers in principal transactions generally include a “spread,” which is the difference between the prices at which the dealer is willing to purchase and sell a specific security at the time.  When securities are purchased directly from an issuer, no commissions or discounts are paid.  When securities are purchased in underwritten offerings, they include a fixed amount of compensation to the underwriter.

For purchases or sales with broker-dealer firms that act as principal, UBS Global AM seeks best execution.  Although UBS Global AM may receive certain research or execution services in connection with these transactions, it will not purchase securities at a higher price or sell securities at a lower price than would otherwise be paid if no weight was attributed to the services provided by the executing dealer.  UBS Global AM may engage in agency transactions in over-the-counter securities in return for research and execution services.  These transactions are entered into only pursuant to procedures that are designed to ensure that the transaction (including commissions) is at least as favorable as it would have been if effected directly with a market-maker that did not provide research or execution services.

Research services and information received from brokers or dealers are supplemental to UBS Global AM’s own research efforts and, when utilized, are subject to internal analysis before being incorporated into their investment processes.  Information and research services furnished by brokers or dealers through which or with which the funds effect securities transactions may be used by UBS Global AM in advising other funds or accounts and, conversely, research services furnished to UBS Global AM by brokers or dealers in connection with other funds or accounts may be used in advising the funds.

During the fiscal years ended April 30, 2011, 2010 and 2009, the funds paid no brokerage commissions.  Therefore, the funds have not allocated any brokerage transactions for research, analysis, advice and similar services.

Investment decisions for the funds and for other investment accounts managed by UBS Global AM are made independently of one another in light of differing considerations for the various accounts.  However, the same investment decision may occasionally be made for the funds and one or more of such accounts.  In such cases, simultaneous transactions are inevitable.  Purchases or sales are then averaged as to price and allocated between the funds and such other account(s) as to amount in a manner deemed equitable to the funds and such account(s).  While in some cases this practice could have a detrimental effect upon the price or value of the security as far as the funds are concerned, or upon its ability to complete its entire order, in other cases it is believed that coordination and the ability to participate in volume transactions will be beneficial to the funds.

As of April 30, 2011, the funds owned securities issued by their regular broker-dealers or entities that may be deemed affiliates of those regular broker-dealers (as defined in Rule 10b-1 under the Investment Company Act) as follows:

Prime Master Fund

Issuer	Type of Security	Value
Barclays Bank PLC	Repurchase agreement	$2,250,000,000
Deutsche Bank Financial LLC	Commercial paper	474,575,366
Deutsche Bank Securities, Inc.	Repurchase agreement	1,508,000,000
Goldman Sachs & Co.	Repurchase agreement	800,000,000
JPMorgan Chase & Co.	Commercial paper	259,876,933
Morgan Stanley & Co.	Repurchase agreement	300,000,000
Societe Generale	Commercial paper	1,023,404,029

Treasury Master Fund

Issuer	Type of Security	Value
Barclays Bank PLC	Repurchase agreement	$1,300,000,000
Deutsche Bank AG	Repurchase agreement	1,272,700,000
Goldman Sachs & Co.	Repurchase agreement	1,215,000,000
Morgan Stanley & Co.	Repurchase agreement	400,000,000

As of April 30, 2011, the Tax-Free Master Fund did not own securities issued by its regular broker-dealers or entities that may be deemed affiliates of those regular broker-dealers (as defined in Rule 10b-1 under the Investment Company Act).

Item 22.  Capital Stock and Other Securities.

Delaware statutory trust.  Although Delaware law statutorily limits the potential liabilities of a Delaware statutory trust’s interestholders to the same extent as it limits the potential liabilities of a Delaware corporation’s shareholders, interestholders of a fund could, under certain conflicts of laws jurisprudence in various states, be held personally liable for the obligations of the Trust or the funds.  However, the Trust’s Trust Instrument disclaims interestholder liability for acts or obligations of the Trust or its funds.  The Trust Instrument provides for indemnification from each fund’s property for all losses and expenses of any fund interestholder held personally liable for the obligations of a fund.  Thus, the risk of an interestholder’s incurring financial loss on account of interestholder liability is limited to circumstances in which a fund itself would be unable to meet its obligations, a possibility which UBS Global AM believes is remote and not material.  Upon payment of any liability incurred by an interestholder solely by reason of being or having been an interestholder of a fund, the interestholder paying such liability will be entitled to reimbursement from the general assets of the fund.  The trustees intend to conduct the operations of the funds in such a way as to avoid, as far as possible, ultimate liability of the interestholders for liabilities of the funds.

Voting rights. Interestholders of each fund are entitled to a proportionate vote for each Interest held.  Voting rights are not cumulative and, as a result, the holders of more than 50% of all the proportionate interests of the Trust may elect all its board members.  The Interests of each series of the Trust will be voted separately, except when an aggregate vote of all the Interests is required by law.

The Trust does not hold annual meetings.  There normally will be no meetings of interestholders to elect trustees unless fewer than a majority of the trustees holding office have been elected by interestholders.  Interestholders of record holding no less than two-thirds of the outstanding proportionate interests of the Trust may remove a board member by vote cast in person or by proxy at a meeting called for that purpose.  A meeting will be called to vote on the removal of a board member at the written request of holders of record of at least 10% of the outstanding proportionate interests in the Trust.

Item 23.  Purchase, Redemption and Pricing of Interests.

Additional information regarding redemptions; financial institutions

Additional redemption information.  The redemption price may be more or less than the interestholder’s cost, depending on the net assets of each fund’s portfolio at the time.

If conditions exist that make cash payments undesirable, each fund reserves the right to honor any request for redemption by making payment in whole or in part in securities chosen by the fund and valued in the same way as they would be valued for purposes of computing the fund’s net asset value.  If payment is made in securities, the interestholder may incur expenses in converting these securities into cash.

Financial institutions.  The funds may authorize financial institutions and their delegates or agents to accept on the funds’ behalf purchase and redemption orders that are in “good form” in accordance with the policies of those institutions.  A fund will be deemed to have received these purchase and redemption orders when such an institution or its delegate or agent accepts them.  Like all customer orders, these orders will be priced based on a fund’s net asset value next computed after receipt of the order by the financial institutions and their delegates or their agents.

Valuation of Interests

The funds’ net asset values are typically determined by the funds’ custodian, State Street Bank and Trust Company.

The funds comply with industry regulations that apply to money market funds.  Each fund values its portfolio securities in accordance with the amortized cost method of valuation under Rule 2a-7 (the “Rule”) under the Investment Company Act.  To use amortized cost to value its portfolio securities, a fund must adhere to certain conditions under the Rule relating to its investments, some of which are discussed in this Registration Statement.  Amortized cost is an approximation of market value of an instrument, whereby the difference between its acquisition cost and value at maturity is amortized on a straight-line basis over the remaining life of the instrument.  The effect of changes in the market value of a security as a result of fluctuating interest rates is not taken into account, and thus the amortized cost method of valuation may result in the value of a security being higher or lower than its actual market value.  If a large number of redemptions take place at a time when interest rates have increased, the funds might have to sell portfolio securities prior to maturity and at a price that might not be desirable.

The funds’ board has established procedures (“Procedures”) for the purpose of stabilizing the value of a fund’s net assets within 1/2 of 1% of the value determined based on amortized cost.  The Procedures include a review of the extent of any deviation of net asset value, based on available market quotations.  If that deviation exceeds 1/2 of 1% for a fund, the board will promptly consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to interestholders.  Such action may include redeeming Interests in kind, selling portfolio securities prior to maturity, reducing or withholding dividends and utilizing a net asset value as determined by using available market quotations.  In addition, if the Board determines that a fund can no longer maintain a stable net asset value, the fund may, as part of converting to a market-based net asset value, take steps to: (i) temporarily suspend the sale of Interests; (ii) delay, subject to certain contractual arrangements, the payment of redemption proceeds for up to seven days, as permitted by the Investment Company Act; and (iii) price its Interests once a day at the last current valuation time (e.g., 5:00 p.m., Eastern time, for the Prime Master Fund and Treasury Master Fund; 12:00 p.m. (noon) (for purchases and redemptions)/2:00 p.m. (for purchases only), Eastern time, for the Tax-Free Master Fund).

Each fund will maintain a dollar-weighted average portfolio maturity of 60 days or less and a dollar-weighted average life for its portfolio of 120 days or less, will not purchase any instrument having, or deemed to have, a remaining maturity of more than 397 days, will limit portfolio investments, including repurchase agreements, to those US-dollar denominated instruments that are of high quality under the Rule and that UBS Global AM, acting pursuant to the Procedures, determines present minimal credit risks, and will comply with certain reporting and recordkeeping procedures.  If amortized cost ceases to represent fair value, the board will take appropriate action.

In determining the approximate market value of portfolio investments, the funds may employ outside organizations, which may use a matrix or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments.  This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used.  Other assets, if any, are valued at fair value as determined in good faith by or under the direction of the Trust’s board.

Item 24.  Taxation of the Fund.

The Trust has determined that each fund is properly treated as a partnership for federal income tax purposes.  Accordingly, the funds do not expect to pay any federal income taxes, but each investor in the funds must take into account its share of the funds’ ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability.  The determination of each investor’s share is made in accordance with the governing documents of the Trust and the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

Each fund’s tax year-end is April 30.  Although as described above the funds are not subject to federal income tax, each files appropriate federal income tax returns.

The Trust believes that, in the case of an investor in a fund that seeks to qualify as a regulated investment company (“RIC”) under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the fund, and accordingly should be deemed to own a proportionate share of each of the assets of the fund and should be entitled to treat as earned by it the portion of the fund’s gross income attributable to that share.  Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in each fund, or whether any fund should be treated, as to that investor, as a separate entity as to which the investor has no direct interest in fund assets or operations.

In order to enable an investor in a fund that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends to satisfy the requirements of Subchapter M of the Code relating to the nature of each fund’s gross income and the composition (diversification) of each fund’s assets as if those requirements were directly applicable to the fund, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code with respect to the income allocated to it by the fund.

An investor that is a RIC is also expected to be able to include its proportionate share of Tax-Free Master Fund’s investments in municipal bonds or other tax-free obligations in determining the RIC’s eligibility to pay exempt-interest dividends and in determining the amount that may be designated as exempt-interest dividends.

Each fund will allocate at least annually among its investors each investor’s distributive share of the fund’s  net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable regulations.

Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the funds or on withdrawals from the funds. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor’s adjusted tax basis in its partnership interest in a fund, the investor will generally recognize gain for federal income tax purposes.  In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in a fund), the investor’s adjusted tax basis in its partnership interest in a fund exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes.  An investor’s adjusted tax basis in its partnership interest in a fund will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

Any investment by a fund in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, and certain securities purchased at a market discount will cause the fund to recognize income prior to the receipt of cash payments with respect to those securities.  In order to enable any investor which is a RIC to distribute its share of this income and avoid a tax, the fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

Income allocated to investors that is derived from interest on obligations of the U.S. government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes.  Each fund intends to advise investors of the extent, if any, to which its income consists of such interest.  Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by a fund for state and local income tax purposes.

The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors.  Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the funds.

Item 25.  Underwriters.

The placement agent for the funds is UBS Global Asset Management (US) Inc. (“UBS Global AM (US)”), which receives no compensation from the funds for service as the funds’ placement agent.  Investment companies, insurance company separate accounts, common and commingled trust funds and other organizations, entities or investors may continuously invest in the funds.

Item 26.  Calculation of Performance Data.

Disclosure item not applicable to this filing.

Item 27.  Financial Statements.

The Annual Report for Prime Master Fund, Treasury Master Fund and Tax-Free Master Fund for the fiscal year ended April 30, 2011 is a separate document, and the financial statements, accompanying notes and report of independent registered public accounting firm appearing therein are incorporated by this reference in the Registration Statement.

Appendix A

Additional information regarding purchases and redemptions

The funds are open for business each day that the Federal Reserve Bank of New York, the New York Stock Exchange (“NYSE”) and the principal bond markets (as recommended by the Securities Industry and Financial Markets Association (“SIFMA”)) are open.  One or more of these will be closed on the observance of the holidays listed below.  In addition, Prime Master Fund and Treasury Master Fund will advance the final time by which orders to purchase or redeem Interests must be received by the transfer agent to 3:00 p.m. (Eastern time) on those days that SIFMA has recommended that the bond markets close early.  Similarly, Tax Free Master Fund will advance the final time by which orders to purchase Interests must be received by the transfer agent to noon (Eastern time) on those days that SIFMA has recommended that the bond markets close early. (The normal deadline for redemptions for the Tax-Free Fund is noon (Eastern time).)  Those days remaining through 2012 are listed below.

Holidays (observed)	Early close
Labor Day (September 5, 2011)	—
Columbus Day (October 10, 2011)	—
Veterans Day (November 11, 2011)	—
Thanksgiving Day (November 24, 2011)	November 25, 2011
Christmas Day (December 26, 2011)	December 23, 2011
Martin Luther King Day (January 16, 2012)	—
President’s Day (February 20, 2012)	—
Good Friday (April 6, 2012)	April 6, 2012
Memorial Day (May 28, 2012)	May 25, 2012
Independence Day (July 4, 2012)	—
Labor Day (September 3, 2012)	—
Columbus Day (October 8, 2012)	—
Veterans Day (November 12, 2012)	—
Thanksgiving Day (November 22, 2012)	November 23, 2012
Christmas Day (December 25, 2012)	December 24, 2012
December 30, 2012

PART C

Item 28.  Exhibits.

(1)(a)	Certificate of Trust (1)

(1)(b)	Amended and Restated Trust Instrument (2)

(2)(a)	Amended and Restated By-Laws (2)

(2)(b)	Certificate of Amendment to By-Laws effective February 10, 2010 (2)

(3)	Instruments defining the rights of holders of Registrant’s beneficial interests (3)

(4)	Management Contract between Registrant and UBS Global Asset Management (Americas) Inc., dated as of August 23, 2007 (1)

(6)	Bonus, profit sharing or pension plans — none

(7)	Custodian Contract with State Street Bank and Trust Company, dated as of August 23, 2007 (4)

(8)(a)	Exclusive Placement Agency Agreement between Registrant and UBS Global Asset Management (US) Inc., dated as of August 23, 2007 (1)

(8)(b)	Participation Agreement between Registrant and UBS Money Series (1)

(8)(c)

Participation Agreement between Registrant and each of UBS (Cay) Select Prime Institutional Fund, Ltd., UBS (Cay) Select Treasury Institutional Fund, Ltd., UBS (Cay) Select Prime Preferred Fund, Ltd. and UBS (Cay) Select Treasury Preferred Fund, Ltd., dated as of March 25, 2009 (4)

(10)	Other opinions, appraisals, rulings and consents: Consent of Independent Registered Public Accounting Firm (filed herewith)

(12)	Not applicable

(13)	Not applicable

(14)	Not applicable

(15)	Code of Ethics - not applicable.

(1)          Incorporated by reference from Registrant’s registration statement, SEC File No. 811-22078, filed August 23, 2007.

(2)          Incorporated by reference from Post-Effective Amendment No. 3 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 27, 2010.

(3)          Incorporated by reference from Articles IV, V, VI, IX and X of Registrant’s Trust Instrument and from Articles V, VI, IX and XI of Registrant’s By-Laws.

(4)          Incorporated by reference from Post-Effective Amendment No. 2 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 28, 2009.

Item 29.   Persons Controlled by or under Common Control with Registrant.

None.

Item 30.  Indemnification.

Section 2 of Article IX of the Trust Instrument (“Trust Instrument”), “Indemnification,” provides that the appropriate series of the Registrant will indemnify the trustees and officers of the Registrant to the fullest extent permitted by law against claims and expenses asserted against or incurred by them by virtue of being or having been a trustee or officer; provided that no such person shall be indemnified where there has been an adjudication or other determination, as described in Article IX, that such person is liable to the Registrant or its interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant.  Section 2 of Article IX also provides that the Registrant may maintain insurance policies covering such rights of indemnification.

Additionally, “Limitation of Liability” in Section 1 of Article IX of the Trust Instrument provides that the trustees or officers of the Registrant shall not be personally liable to any person extending credit to, contracting with or having a claim against the Registrant or a particular series; and that, provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Registrant, the trustees and officers shall not be liable for neglect or wrongdoing by them or by any officer, agent, employee, investment advisor or independent contractor of the Registrant.

Section 9 of the Management Contract with respect to Prime Master Fund, Treasury Master Fund and Tax-Free Master Fund (the “Management Contract”), with UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) provides that UBS Global AM shall not be liable for any error of judgment or mistake of law or for any loss suffered by any series (“Fund”) of the Registrant in connection with the matters to which the Management Contract relates, except for a loss resulting from the willful misfeasance, bad faith, or gross negligence of UBS Global AM in the performance of its duties or from its reckless disregard of its obligations and duties under the Management Contract.  Section 11 of the Management Contract provides that the Trustees shall not be liable for any obligations of the Trust or any series under the Management Contract and that UBS Global AM shall look only to the assets and property of the Registrant in settlement of such right or claim and not to the assets and property of the trustees.

The Exclusive Placement Agency Agreement provides that the Trust will indemnify UBS Global Asset Management (US) Inc. (“UBS Global AM (US)”) and its officers, directors and controlling persons against any losses, claims, damages, liabilities or expenses arising from (1) any alleged untrue statement of material fact in the Registration Statement or from any alleged omission to state in the Registration Statement a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading, except insofar as liability arises from untrue statements or omissions made in reliance upon and in conformity with information furnished by UBS Global AM (US) to the Trust for use in the Registration Statement; or (2) the Trust’s material breach of a representation, warranty, covenant or agreement contained in the Exclusive Placement Agency Agreement; provided that this indemnity shall not protect any such persons against liabilities arising by reason of their bad faith, gross negligence or willful misfeasance or by the reckless disregard of their obligations and duties under the Exclusive Placement Agency Agreement.  The Exclusive Placement Agency Agreement also provides that UBS Global AM (US) agrees to indemnify, defend and hold the Trust, its officers and trustees free and harmless of any claims arising out of any alleged untrue statement or any alleged omission of material fact contained in information furnished by UBS Global AM (US) for use in the Registration Statement or arising out of an agreement between UBS Global AM (US) and any retail dealer, or arising out of supplementary literature or advertising used by UBS Global AM (US) in connection with the Agreement.

Item 31.   Business and Other Connections of Investment Advisor.

UBS Global AM, a Delaware corporation, is a registered investment advisor and is an indirect wholly owned subsidiary of UBS AG.  UBS Global AM is primarily engaged in the investment advisory and financial services business.  Set forth below in alphabetical order is a list of certain executive officers and directors of UBS Global AM indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged during the last two fiscal years.  (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)  Each of UBS Global AM’s officers not disclosed below is “dual-hatted,” and holds the same office with UBS Global Asset Management (US) Inc. (“UBS Global AM (US)”) as he or she holds with UBS Global AM.

Name	Position(s) Held with UBS Global AM	Other Substantial Business, Profession, Vocation or Employment

Joseph J. Allessie	Executive Director, Deputy General Counsel and Assistant Secretary	Executive Director, Deputy General Counsel and Assistant Secretary of UBS Global AM (US)

Mark E. Carver	Managing Director and Head of Product Development and Management — Americas	Managing Director and Head of Product Development and Management — Americas of UBS Global AM (US)

Elbridge T. Gerry III	Managing Director—Municipal Fixed Income	Managing Director—Municipal Fixed Income of UBS Global AM (US)

Erin Houston	Director (Non-Board) and Portfolio Manager	Director (Non-Board) and Portfolio Manager of UBS Global AM (US)

Mark F. Kemper	Managing Director, Secretary and General Counsel — Americas	Managing Director, Secretary and General Counsel — Americas of UBS Global AM (US)

Shawn Lytle	Board Director, President, Head of the Americas, and Group Managing Director (since April 2010)

Board Director, Vice President, and Group Managing Director of UBS Global AM (US), Head of Americas of UBS Global Asset Management and member of UBS Global Asset Management Executive Committee (since April 2010). Formerly Deputy Global Head of Equities, UBS Global Asset Management (prior to April 2010)

Barry M. Mandinach	Board Director, Vice President, Head of Institutional & Wholesale Business (US) and Chief Marketing Officer (US) —Americas and Managing Director	Board Director, President, Head of Institutional & Wholesale Business (US) and Chief Marketing Officer (US) —Americas and Managing Director of UBS Global AM (US)

Joseph McGill	Managing Director and Chief Compliance Officer — Americas	Managing Director and Chief Compliance Officer — Americas of UBS Global AM (US)

John Moore	Board Director, Managing Director, Treasurer and Head of Financial Control — Americas	Board Director, Managing Director, Treasurer and Head of Financial Control — Americas of UBS Global AM (US)

Ryan Nugent	Director (Non-Board) and Portfolio Manager	Director (Non-Board) and Portfolio Manager of UBS Global AM (US)

Robert Sabatino	Managing Director, Head of US Taxable Money Markets and Senior Portfolio Manager	Managing Director, Head of US Taxable Money Markets and Senior Portfolio Manager of UBS Global AM (US)

Eric Sanders	Director (Non-Board), Associate General Counsel and Assistant Secretary	Director (Non-Board), Associate General Counsel and Assistant Secretary of UBS Global AM (US)

Keith Weller	Executive Director, Senior Associate General Counsel and Assistant	Executive Director, Senior Associate General Counsel and Assistant

Name	Position(s) Held with UBS Global AM	Other Substantial Business, Profession, Vocation or Employment

	Secretary	Secretary of UBS Global AM (US)

Item 32.  Principal Underwriter.

(a)  UBS Global AM (US) is the placement agent for the Registrant and its series, Prime Master Fund, Treasury Master Fund and Tax-Free Master Fund.  UBS Global AM (US) serves as principal underwriter or placement agreement for the following other investment companies:

SMA RELATIONSHIP TRUST

PACE SELECT ADVISORS TRUST

THE UBS FUNDS

UBS CASHFUND INC.

UBS INVESTMENT TRUST

UBS MANAGED MUNICIPAL TRUST

UBS MASTER SERIES, INC.

UBS MUNICIPAL MONEY MARKET SERIES

UBS MONEY SERIES

UBS RMA MONEY FUND INC.

UBS RMA TAX-FREE FUND INC.

(b)  The directors and certain principal executive officers of UBS Global AM (US), their principal business addresses, and their positions and offices with UBS Global AM (US), are identified below along with those directors and officers of UBS Global AM (US) who also serve as trustees or officers of the Registrant.  (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

Name and Address	Position(s) Held with Registrant	Positions and Offices with Underwriter or Dealer

Joseph J. Allessie*	Vice President and Assistant Secretary	Executive Director, Deputy General Counsel and Assistant Secretary of UBS Global AM (US)

Rose-Ann Bubloski*	Vice President and Assistant Treasurer	Associate Director and Senior Manager of US Mutual Fund Treasury Administration Department of UBS Global AM (US)

Mark E. Carver*	President	Managing Director and Head of Product Development and Management — Americas of UBS Global AM (US)

Thomas Disbrow*	Vice President and Treasurer	Managing Director and Head of US Mutual Fund Treasury Administration Department of UBS Global AM (US)

Michael Flook*	Vice President and Assistant Treasurer	Director (Non-Board) and Senior Manager of US Mutual Fund Treasury Administration Department of UBS Global AM (US)

Elbridge T. Gerry III*	Vice President	Managing Director — Municipal Fixed Income of UBS Global AM (US)

Erin Houston*	Vice President	Director (Non-Board) and Portfolio Manager of UBS Global AM (US)

Mark F. Kemper**	Vice President and Secretary	Managing Director, Secretary and General Counsel — Americas of UBS Global AM (US)

Name and Address	Position(s) Held with Registrant	Positions and Offices with Underwriter or Dealer

Joanne M. Kilkeary*	Vice President and Assistant Treasurer	Director (Non-Board) and Senior Manager of US Mutual Fund Treasury Administration Department of UBS Global AM (US)

Tammie Lee*	Vice President and Assistant Secretary	Executive Director, Associate General Counsel and Assistant Secretary of UBS Global AM (US)

Shawn Lytle*	None	Board Director, Vice President and Group Managing Director of UBS Global AM (US)

Barry M. Mandinach*	Trustee	Board Director, President, Head of Institutional & Wholesale Business (US) and Chief Marketing Officer (US) — Americas and Managing Director of UBS Global AM (US)

Joseph McGill*	Vice President and Chief Compliance Officer	Managing Director and Chief Compliance Officer — Americas of UBS Global AM (US)

John Moore**	None	Board Director, Managing Director, Treasurer and Head of Financial Control—Americas of UBS Global AM (US)

Ryan Nugent*	Vice President	Director (Non-Board) and Portfolio Manager of UBS Global AM (US)

Nancy D. Osborn*	Vice President and Assistant Treasurer	Director (Non-Board) and Senior Manager of US Mutual Fund Treasury Administration Department of UBS Global AM (US)

Robert Sabatino**	Vice President	Managing Director, Head of US Taxable Money Markets and Senior Portfolio Manager of UBS Global AM (US)

Eric Sanders*	Vice President and Assistant Secretary	Director (Non-Board), Associate General Counsel and Assistant Secretary of UBS Global AM (US)

Andrew Shoup*	Vice President and Chief Operating Officer	Managing Director and Senior Member of the Global Treasury Administration Department of UBS Global AM (US)

Keith A. Weller*	Vice President and Assistant Secretary	Executive Director, Senior Associate General Counsel and Assistant Secretary of UBS Global AM (US)

* This person’s business address is 1285 Avenue of the Americas, New York, New York 10019-6028.

** This person’s business address is One North Wacker Drive, Chicago, Illinois 60606.

(c)                                  None.

Item 33.   Location of Accounts and Records.

The books and other documents required (i) by paragraphs (b)(4), (c) and (d) of Rule 31a-1 and (ii) by paragraphs (a)(3), (a)(4), (a)(5), (c) and (e) of Rule 31a-2 under the Investment Company Act of 1940 are maintained in the physical possession of UBS Global AM, 1285 Avenue of the Americas, New York, New York 10019-6028. Certain information required by Rule 31a-1(b)(1) to be maintained by a money market fund is maintained in the possession of UBS Global AM, at 1285 Avenue of the Americas, New York, New York 10019-6028 and at One North Wacker Drive, Chicago, IL 60606-6114, c/o Compliance Department. All other accounts, books and documents required by Rule 31a-1 are maintained in the physical possession of Registrant’s transfer agent and custodian.

Item 34.   Management Services.

Not applicable.

Item 35.  Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 26th day of August, 2011.

MASTER TRUST

By:	/s/ Keith A. Weller
Keith A. Weller
Vice President and Assistant Secretary

EXHIBIT INDEX

(10)                            Other opinions, appraisals, rulings and consents: Consent of Independent Registered Public Accounting Firm